Exhibit 10.3

INTERIM INVESTORS AGREEMENT

This Interim Investors Agreement (this “Agreement”) is made as of February 19, 2015, by and among Arc Terminals Joliet Holdings LLC, a Delaware limited liability company (“Buyer”), Arc Logistics Partners LP, a Delaware limited partnership (“Arc”), and EFS-S LLC, a Delaware limited liability company (“GE”). Arc and GE are each referred to herein as an “Investor” and collectively as the “Investors”. Capitalized terms used but not defined herein shall have the meanings given thereto in the Purchase Agreement (as defined below) unless otherwise specified herein.

RECITALS

1. On the date hereof, Buyer is entering into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Centerpoint Properties Trust, a Maryland real estate investment trust (“Seller”), pursuant to which Buyer has agreed to purchase from Seller all of the limited liability company interests of Joliet Bulk, Barge & Rail LLC, a Delaware limited liability company (the “Company”) subject to the terms and conditions thereof (the “Transaction”).

2. On the date hereof, Arc and Aircraft Services Corporation, a Nevada corporation (“ASC”), an affiliate of GE, are simultaneously executing a letter agreement in favor of Buyer under which such parties have agreed, subject to the terms and conditions set forth therein, to make (either directly or indirectly) an equity investment in Buyer in connection with the transactions contemplated by the Purchase Agreement (each, an “Equity Commitment Letter”, and, collectively, the “Equity Commitment Letters”), copies of which are attached as Exhibit A hereto.

3. On the date hereof, a subsidiary of Arc is simultaneously causing to be delivered to Seller a letter of credit in support of certain obligations of Buyer pursuant to the Purchase Agreement (the “Letter of Credit”), a copy of which is attached as Exhibit B hereto.

4. The parties hereto wish to agree to certain terms and conditions that will govern the actions of Buyer and the relationship among the Investors, including with respect to the Purchase Agreement, the Equity Commitment Letters, the Letter of Credit, and the transactions contemplated by each of the foregoing.

Therefore, the parties hereto hereby agree as follows:

1.	AGREEMENTS AMONG THE INVESTORS.

1.1 Pre-Closing Decisions.

1.1.1 All decisions to be made with respect to the following issues shall require the unanimous consent of the Investors in each Investor’s sole discretion: (a) amending or modifying the Purchase Agreement or waiving any of Buyer’s rights thereunder, (b) waiving any of the conditions set forth in Article 8 of the Purchase Agreement (the “Closing Conditions”), (c) enforcing any remedies of Buyer under the Purchase Agreement on account of or due to Seller’s breach or threatened breach of any of Seller’s representations, warranties or covenants made therein, (d) determining that there has occurred a breach by Seller of its representations, warranties or covenants contained in the Purchase Agreement, (e) prior to Closing, except as set forth in Section 1.2 below or as contemplated by clause (f) of this Section 1.1.1, the negotiation or entry by Buyer into any contract, agreement, arrangement or understanding (whether written or oral) other than agreements with respect to any regulatory filings contemplated by the Purchase Agreement, or (f) prior to Closing, the taking of any other action by Buyer, other than to prepare for and consummate, and to negotiate, prepare, execute and deliver all documents, agreements, instruments and certificates as shall be necessary to consummate, the Transaction (and the other transactions contemplated by the Purchase Agreement) in a manner contemplated by the Purchase Agreement. Notwithstanding anything to the contrary provided herein, Arc shall have sole authority and be solely responsible for (and GE will have no authority with respect to) making any and all decisions with respect to (i) negotiating, entering into and borrowing under definitive agreements relating to any indebtedness to be provided to Arc or a subsidiary thereof in connection with Arc’s direct or indirect financing of the Transaction, including with respect to the debt commitment letter attached as Exhibit C hereto (the “Debt Commitment Letter”) or (ii) negotiating, entering into and taking any and all actions with respect to the issuance and sale (in one or a series of transactions) of any equity securities by Arc in connection with Arc’s direct or indirect financing of the Transaction (the “Arc Equity Offering”).

1.1.2 Each Investor agrees that it will comply with, or shall cause its affiliate party thereto to comply with, the respective obligations under such Investor’s Equity Commitment Letter and will also use its reasonable best efforts, subject to the terms and conditions in the Purchase Agreement, to cause the Buyer to comply with its obligations under the Purchase Agreement.

1.1.3 Notwithstanding any provision of this Agreement to the contrary, from and after the time an Investor becomes a Failing Investor (as defined below), the approval or consent of such Failing Investor shall not be required for any purposes under Section 1.1 or Section 1.3.1 of this Agreement. For the avoidance of doubt, any provision of Section 1.1 or Section 1.3.1 that requires the consent or approval of the Investors shall be deemed to require only the consent or approval of the non-Failing Investor.

1.2 Limited Liability Company Agreement. Each Investor agrees to negotiate in good faith with respect to the matters set forth on Exhibit D and agrees to enter into (or cause a wholly-owned subsidiary thereof to enter into), concurrently with the Closing, one or more definitive agreements with respect to such matters; provided that such definitive agreements shall be consistent with Exhibit D or, if inconsistent with Exhibit D, shall be approved by the unanimous consent of the Investors.

1.3 Equity Commitments; Indemnification.

1.3.1 Each Investor hereby acknowledges and agrees that it is bound by, or its affiliate is bound by, the respective provisions set forth in each Equity Commitment Letter (each, a “Commitment”), in each case subject to the terms and conditions thereof, and that Buyer shall be entitled to enforce the provisions of each Equity Commitment Letter on the terms and conditions set forth therein. Buyer shall not attempt to enforce either Equity Commitment Letter until (i) the Investors have unanimously determined the Closing Conditions and the other conditions set forth in the Equity Commitment Letters have been satisfied or validly waived as permitted hereunder or (ii) a court of competent jurisdiction finally determines that Buyer is required to enforce the provisions of the Equity Commitment Letters pursuant to the terms of the Purchase Agreement.

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1.3.2 Notwithstanding anything to the contrary in this Agreement or the Equity Commitment Letters, each Investor acknowledges and agrees that in the event of (x) such Investor’s breach in any material respect of its obligations under this Agreement, or its failure to fund, or cause its affiliate party thereto to fund, the respective Commitment as and when required under the Equity Commitment Letters or (y) by reason of the final determination of a court of competent jurisdiction that Buyer breached the Purchase Agreement, and such breach by Buyer resulted from such Investor individually causing the Closing to not occur (or otherwise preventing it from occurring) when Buyer was obligated to close the Transaction, such Investor (in the case of either clause (x) or (y), a “Failing Investor”) shall be responsible for, and shall indemnify and hold harmless Buyer and the other Investor from and pay and reimburse Buyer and the other Investor for (in each case promptly upon demand), Seller drawing upon the Deposit Letter of Credit and any and all other losses, liabilities, damages, judgments, settlements and expenses, including reasonable attorneys’ fees arising or resulting from such breach by the Failing Investor or Buyer (collectively, “Losses”). To the extent that an Investor makes a determination, in its sole discretion, that one or more of the Closing Conditions have not been satisfied, the other Investor may, at such other Investor’s option, provide the Investor making such determination and Buyer with a written irrevocable notice that it is prepared to fund, or cause its affiliate party thereto to fund, the respective Commitment under the Equity Commitment Letters (a “Funding Notice”) and such Funding Notice shall serve as conclusive evidence, as among the Investors and Buyer, that the Investor providing the Funding Notice stood willing and ready to consummate the Transaction and fund its Commitment. No Investor shall have any liability to Buyer or the other Investor by reason of exercising its rights to refuse to waive any Closing Condition that has not been satisfied prior to Closing or its correct determination that a Closing Condition to the obligations of Buyer under the Purchase Agreement has not been fulfilled.

1.3.3 Notwithstanding anything to the contrary contained in this Agreement, including Section 1.3.2 hereof, in the event that the Seller shall draw on all or any portion of the funds available to it under the Deposit Letter of Credit for any reason whatsoever (including on account of the receipt of notice from the issuing bank that it will not renew the Deposit Letter of Credit, or otherwise), other than on account of the Closing having failed to occur as a result of Arc being a Failing Investor or the intentional and wrongful misconduct on the part of Arc (or its affiliate that is not an Investor) to consummate the transactions contemplated by the Debt Commitment Letter or the Arc Equity Offering (or both), GE agrees that it shall reimburse Arc, promptly upon demand, for forty percent (40%) of the amount drawn under such Deposit Letter of Credit; provided, however, that Arc shall reimburse GE for forty percent (40%) of any funds in respect of the Deposit Letter of Credit that are subsequently returned to or recovered by Arc or Buyer promptly upon receipt of such returned or recovered funds.

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1.4 Expense Sharing.

1.4.1 Arc will be responsible for sixty percent (60%) of and GE will be responsible for forty percent (40%) of all out-of pocket expenses incurred in connection with the Transaction (including any due diligence investigation) by Buyer and each Investor (or their respective affiliates) prior to the Closing (or, in the case of expenses incurred by a Failing Investor, prior to such Investor becoming a Failing Investor), including, without limitation, the reasonable fees, expenses and disbursements of lawyers, accountants, consultants and other advisors that may have been retained by Buyer or any Investor (or their respective affiliates), as identified in a separate letter agreement entered into by Arc and GE on or prior to the date hereof (as such letter agreement may be amended or modified from time to time in writing by Arc and GE) (all such fees and expenses, in the aggregate, the “Investor Expenses”). Notwithstanding the foregoing, if the Purchase Agreement is terminated, then the foregoing cost sharing provisions will cease to apply as to costs incurred thereafter unless otherwise agreed by the Investors in writing. If the Transaction is consummated, then the Investors may jointly elect to have the Buyer pay such expenses instead of the Investors reimbursing each other, and if the Investors jointly make such election, then each Investor shall make an equity contribution to the Buyer corresponding to its reimbursement obligation.

1.4.2 Prior to making any payment of Investor Expenses hereunder of the other Investor, the paying Investor shall be entitled to receive and review reasonable documentation of such fees and expenses. Further, each Investor shall be entitled to receive and review all work product relating to any due diligence investigation in connection with the Transaction made by, or procured by a third party for, Buyer and/or each Investor (or their respective affiliates) promptly upon request. The obligations under this Section 1.4 shall be valid and binding as against an Investor whether or not the Transaction is consummated, and shall survive the termination of the other terms of this Agreement subject to the last two sentences of Section 1.4.1, provided in each case that such fees, expenses or liabilities are not paid directly by Buyer.

1.5 Notice of Closing; Receipt of Notices Pursuant to Purchase Agreement. Buyer will use its reasonable best efforts to provide each Investor with at least fifteen (15) days prior notice of the Closing Date under the Purchase Agreement; provided that the failure to provide such notice will not relieve an Investor of its obligations under this Agreement. Any notices or correspondence received by Buyer under, in connection with, or related to the Purchase Agreement shall be promptly provided to each Investor at the address set forth in the Equity Commitment Letters (in the case of notice to be provided to GE pursuant to this sentence, notice to ASC at the address set forth in its Equity Commitment Letter shall be sufficient), or any other address designated by such Investor in writing to Buyer.

1.6 Representations, Warranties and Covenants.

1.6.1 Each Investor hereby represents and warrants to the other Investor that such Investor has (i) the full power and authority to carry on its businesses as now conducted and to enter into and perform its obligations under this Agreement and (ii) authorized the execution, delivery and performance of this Agreement and such other documents, instruments and agreements to which it is a party in connection with the transactions contemplated by this Agreement.

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1.6.2 Each Investor hereby represents, warrants and covenants to the other Investor that the information supplied in writing by such Investor, if any, in connection with filings or notifications under, or relating to, the Antitrust Laws is and will be accurate and complete in all material respects.

1.6.3 Each Investor hereby represents and warrants to the other Investor that it has not entered into any agreement, arrangement or understanding with Seller with respect to the subject matter of this Agreement and the Purchase Agreement, other than the agreements expressly contemplated by this Agreement and the Purchase Agreement and that it has provided (or made available) true and complete copies of such agreements (and any amendments, supplements or other material communications relating thereto) to the other Investor.

1.7 Antitrust; Other Matters. Each Investor shall use its reasonable best efforts to supply and provide information that is accurate in all material respects to any Governmental Authority requesting such information in connection with any filing or notifications under, or relating to, applicable Laws. If any Governmental Authority asserts any objections under the HSR Act or any other applicable Laws with respect to the Transaction and such objections relate to the activities or investments of an Investor or such Investor’s Affiliates prior to the Closing Date (the “Affected Investor”), such Affected Investor will use its reasonable best efforts (at its sole expense, including paying any Investor Expenses in respect thereof, and not subject to any reimbursement under Section 1.4) to enable Buyer to resolve such objections, including using such Affected Investor’s reasonable best efforts to vigorously contest and resist any action, suit or proceeding that prohibits, prevents or restricts the consummation of the Transaction. Notwithstanding the foregoing, in no event shall any Affected Investor be required to agree to or comply with any order, restriction, prohibition or limitation in connection with regulatory and competition matters.

1.8 Deposit Letter of Credit. In the event the Investors decide unanimously that their obligations to fund, or cause its affiliate party thereto to fund, their respective Commitments under the Equity Commitment Letters have not been met and therefore to not fund their respective Commitments, the Investors shall cooperate in defending any claim that the Seller is entitled to draw upon the Deposit Letter of Credit.

1.9 Publicity. Each party hereto will coordinate in good faith any and all press releases and other public relations matters with respect to the Transaction and the transactions contemplated hereby. Unless otherwise required by law or the rules of any stock exchange or regulatory authority, no party hereto may issue any press release or otherwise make any public announcement or comment on the Transaction and the transactions contemplated hereby without the unanimous consent of the Investors; provided, however, that nothing contained herein shall prohibit the Investors from communicating directly with their respective limited partners or investors; and, provided, further, that nothing contained in this Section 1.9 shall restrict Arc from discussing Buyer and its subsidiaries (including the Company) and their respective businesses (including assets, liabilities, prospects and condition, financial or otherwise, of any thereof) from and after the Closing, including on earnings calls, in earnings releases, and otherwise.

1.10 Side Agreements. Buyer will not enter into any agreement with an Investor that has the effect of discriminating against the other Investor in a manner that is adverse to such

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other Investor without such other Investor’s consent, except to the extent explicitly permitted or required by the terms of this Agreement. No Investor shall enter into any agreement with Buyer that has the effect of discriminating against the other Investor without such Investor’s consent. Buyer shall provide the Investors with a copy of any agreement to be entered into with any Investor prior to the execution of such agreement.

2.	MISCELLANEOUS.

2.1 Termination. This Agreement shall become effective on the date hereof and shall terminate upon the earliest of (i) the Closing pursuant to the Purchase Agreement, and (ii) the termination of the Purchase Agreement; provided, however, that any liability for failure to comply with the terms of this Agreement shall survive any such termination. Notwithstanding the foregoing, Article 2, Section 1.3.1, Section 1.3.2, Section 1.3.3 and Sections 1.4, 1.5, 1.6 and 1.8 of this Agreement shall survive indefinitely (subject to applicable statute of limitations) following the termination of this Agreement.

2.2 Amendment. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by both Investors.

2.3 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with applicable law. The provisions hereof are severable, and any provision hereof being held invalid or unenforceable shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

2.4 Remedies. No party hereto shall have any liability under any provision of this Agreement under any circumstance for punitive, consequential, special or indirect damages, including lost future income, revenue or profits, as a result of any breach of this Agreement. In addition, the parties hereto agree that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with its terms and accordingly, except as expressly provided herein, this Agreement will be enforceable by all available remedies at law or in equity (including, without limitation, specific performance).

2.5 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, Buyer and each Investor acknowledges and agrees that no Person other than the Investors has any obligations hereunder and that Buyer and each Investor has no right of recovery under this Agreement or in any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Investors or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing (collectively, each a “Non-Recourse Party”), through Buyer, Seller or otherwise,

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whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Buyer or Seller against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. Nothing set forth in this Agreement shall confer or give or shall be construed to confer or give to any Person other than the parties hereto (including any Person acting in a representative capacity) any rights or remedies against any Person other than as expressly set forth herein.

2.6 Governing Law; Consent to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of New York without regard to the conflicts of law principles thereof. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK (THE “CHOSEN COURTS”) FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK AND WAIVES ANY CLAIM THAT SUCH SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT LIABILITY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE DETERMINED SOLELY BY A FINAL AND UNAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING (OR A SETTLEMENT TANTAMOUNT THERETO), AND ANY SUCH FINAL AND UNAPPEALABLE JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OR IN ANY OTHER MANNER PROVIDED IN LAW OR IN EQUITY Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

2.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

2.8 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later, nor shall any such delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such waiver.

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2.9 Other Agreements. This Agreement, together with the agreements referenced herein, constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations and statements, both written and oral, among the parties or any of their Affiliates with respect to the subject matter contained herein except for such other agreements as are referenced herein which shall continue in full force and effect in accordance with their terms.

2.10 Assignment. This Agreement may not be assigned by any party or by operation of law or otherwise without the prior written consent of each of the other parties. Any attempted assignment in violation of this Section 2.10 shall be null and void.

2.11 No Representations or Duty. Each Investor specifically understands and agrees that no Investor has made or will make any representation or warranty with respect to the terms, value or any other aspect of the transactions contemplated hereby, and each Investor explicitly disclaims any warranty, express or implied, with respect to such matters. In addition, each Investor specifically acknowledges, represents and warrants that it is not relying on the other Investor (a) for its due diligence concerning, or evaluation of, the Acquired Companies or their assets or businesses, (b) for its decision with respect to making any investment contemplated hereby or (c) with respect to taxes relating to the assets acquired pursuant to the Transaction and other economic considerations involved in such investment.

2.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

2.13 Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing signed by a designated authorized officer of the applicable Investor and shall be deemed to have been duly given if personally delivered by courier service, messenger, telecopy or electronic mail at, or if duly deposited in the mails, by certified or registered mail, postage prepaid — return receipt requested, to each Investor at the address set forth in the Equity Commitment Letters (in the case of notice to be provided to GE pursuant to this sentence, notice to ASC at the address set forth in its Equity Commitment Letter shall be sufficient), or any other address designated by such Investor in writing to Buyer and the other Investor. As of the date hereof, (i) Arc hereby designates Bradley Oswald (Chief Financial Officer of the General Partner of Arc) as its authorized officer or representative for purposes of this Agreement and (ii) GE hereby designates Jonathan Hartigan (Senior Vice President of GE Energy Financial Services, Inc.) as its authorized officer or representative for purposes of this Agreement.

Either Investor may change its designated authorized officer (or designate additional authorized officers) by written notice delivered to the other Investor and Buyer.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

Arc Terminals Joliet Holdings LLC

By:	Arc Terminals Holdings LLC, its sole member

	By:	Arc Logistics LLC, its sole member

		By:	Arc Logistics Partners LP, its sole member

			By:	Arc Logistics GP LLC, its general partner

				By:	/s/ Vincent T. Cubbage
				Name:	Vincent T. Cubbage
				Title:	Chief Executive Officer

[Signature Page to Interim Investors Agreement]

Arc Logistics Partners LP

By:	Arc Logistics GP LLC, its general partner

	By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer

[Signature Page to Interim Investors Agreement]

EFS-S LLC

BY ITS SOLE MEMBER, AIRCRAFT SERVICES
CORPORATION

By:	/s/ Tyson Yates
Name:	Tyson Yates
Title:	Vice President

[Signature Page to Interim Investors Agreement]

Schedule I

Commitments

Investor	Equity Contribution
Arc Logistics Partners LP	$129,600,000.00
Aircraft Services Corporation	$86,400,000.00

Exhibit A

Equity Commitment Letters

[Attached]

EXECUTION VERSION

ARC LOGISTICS PARTNERS LP

February 19, 2015

Arc Terminals Joliet Holdings LLC

c/o Arc Logistics Partners LP

725 Fifth Avenue, 19th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Arc Logistics Partners LP (“Sponsor”), on the terms and subject to the conditions described below, to purchase, or cause the purchase of, the equity of Arc Terminals Joliet Holdings LLC, a Delaware limited liability company (“Buyer”) in connection with the transaction contemplated by that certain Membership Interest Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and entered into concurrently herewith by and among Buyer and CenterPoint Properties Trust (“Seller”), pursuant to which Buyer has agreed, subject to and in accordance with the terms and conditions thereof, to purchase from Seller all of Seller’s right, title and interest in all of the issued and outstanding limited liability company interests of Joliet Bulk, Barge & Rail LLC, a Delaware limited liability company (the “Company”; and such acquisition, the “Transaction”). Each capitalized term used but not defined in this letter agreement will have the meaning ascribed to it in the Purchase Agreement, except as otherwise provided below.

1. Commitment. In connection with the execution of the Purchase Agreement, Buyer has received separate equity commitment letters, each dated the date hereof (each, a “Co-Sponsor Equity Commitment Letter”), from each of the persons listed on Schedule A, other than the undersigned Sponsor (such persons, collectively, the “Co-Sponsors”), wherein each Co-Sponsor has agreed that at Closing, subject to the terms and conditions set forth in its respective Co-Sponsor Equity Commitment Letter, it will contribute or cause to be contributed to Buyer the amount of equity set forth therein (collectively, the “Co-Sponsor Equity Commitment”), which amount shall be used by Buyer to consummate the Transaction. Sponsor hereby agrees, on the terms and subject to the conditions set forth in this letter agreement, to purchase (or cause the purchase of) at the Closing equity securities of Buyer (the “Buyer Securities”) for an aggregate cash purchase price (in cash in immediately available funds) of not less than the amount set forth next to the Sponsor’s name on Schedule A (the “Commitment”), for the purpose of providing a portion of the cash required to fund a portion of, and together with the Co-Sponsor Equity Commitments, providing all of the cash required to fund, the Purchase Price and to pay the related expenses of Buyer. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate liability of Sponsor hereunder exceed the amount of the Commitment. Sponsor may effect the purchase of the Buyer Securities directly or indirectly through one or more affiliated entities or other co-investors designated by it and may structure the funding of such amounts into Buyer through one or more intermediate entities; however, no such action will reduce the amount of the Commitment or otherwise affect the obligations of Sponsor under this letter agreement. In the event Buyer does not require all of the equity with respect to which Sponsor has made this Commitment in order to consummate the Transaction, the amount to be funded under this letter agreement may be reduced as determined by Sponsor; provided that such reduction does not and will not, directly or indirectly, cause or result in the failure of any condition to the Debt Financing, and no such reduction shall (i) relieve the Sponsor of its obligations under this letter agreement or any Co-Sponsor under such Co-Sponsor’s Co-Sponsor Equity Commitment Letter or (ii) prevent or materially impair or delay the consummation of the Transaction.

2. Conditions. The obligation of Sponsor to fund or cause the funding of the Commitment shall be subject only to (i) the satisfaction, or, to the extent legally permissible, waiver by Buyer, of each of the conditions to Buyer’s obligations to consummate the Transaction set forth in Section 8.1 of the Purchase Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to their satisfaction at the Closing, or those conditions that are not satisfied in accordance with the terms of the Purchase Agreement), (ii) the Debt Financing (including any Substitute Financing) has been funded in accordance with the terms thereof or will be funded on the date Closing is required to occur pursuant to the Purchase Agreement if the Equity Financing is funded at such date and (iii) the concurrent consummation of the Closing in accordance with the terms of the Purchase Agreement.

3. Enforceability. Subject to the immediately following sentence, this letter agreement may only be enforced by Buyer, and nothing set forth in this letter shall be construed to confer upon or give to Seller or any other Person (including Buyer’s and Seller’s direct and indirect creditors other than, for the avoidance of doubt, Seller as a creditor of Buyer), other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of this letter agreement, or any rights to enforce the Commitment or to cause Buyer to enforce the Commitment. Subject to all terms and conditions of the Purchase Agreement, including Section 11.3 of the Purchase Agreement, Seller is hereby made a third party beneficiary of the rights granted hereby only for the purpose of seeking specific performance of Buyer’s right to cause the Commitment to be funded (solely to the extent that Buyer can enforce the Commitment in accordance with the terms hereof). Any exercise of such third party beneficiary rights are subject to Seller’s prior delivery of written notice to Buyer and Sponsor stating Seller’s unqualified acceptance of, and agreement to comply with, the provisions and limitations of this letter agreement. The exercise by Buyer or Seller of any right to enforce this letter agreement does not give rise to any other remedies, monetary or otherwise. This letter agreement is being entered into by Buyer and Sponsor to induce the Seller to enter into the Purchase Agreement. The Sponsor hereby waives any defense to specific performance that a remedy at law would be adequate or that, absent specific performance, no irreparable harm would be suffered and any requirement under applicable law to post a bond or other security as a prerequisite to obtaining equitable relief.

4. No Modification; Entire Agreement. This letter agreement may not be amended or otherwise modified without the prior written consent of Buyer, Sponsor and Seller. A written release or waiver by a party hereto of any rights hereunder shall be deemed an amendment or modification hereof. This letter agreement constitutes the sole agreement, and

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supersedes all prior agreements, understandings and statements, written or oral, between Sponsor or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other, with respect to the transactions contemplated hereby.

5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of New York.

(b) EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK AND WAIVES ANY CLAIM THAT SUCH SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT LIABILITY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE DETERMINED SOLELY BY A FINAL AND UNAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING (OR A SETTLEMENT TANTAMOUNT THERETO), AND ANY SUCH FINAL AND UNAPPEALABLE JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OR IN ANY OTHER MANNER PROVIDED IN LAW OR IN EQUITY.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS LETTER AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

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6. Counterparts. This letter agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement.

7. Confidentiality. This letter agreement shall be treated as confidential and is being provided to Buyer solely in connection with the Purchase Agreement and may not be used, circulated, quoted or otherwise referred to in any document (other than the Purchase Agreement and the Co-Sponsor Equity Commitment Letters), except with the prior written consent of the Sponsor; provided, however, that (a) this letter agreement shall be provided to Seller (so long as Seller agrees to keep, and agrees to cause its respective Affiliates and Representatives to keep, this letter agreement confidential on terms that are substantially identical to the terms contained in this sentence) and (b) Seller may disclose this letter agreement (i) to its respective Affiliates and Representatives, (ii) to the extent required by law or the applicable rules of any national securities exchange (including, without limitation, a summary description thereof in the documents filed or furnished by Seller with the U.S. Securities and Exchange Commission) or (iii) in connection with any litigation relating to this letter agreement, the Purchase Agreement or the transactions contemplated hereby or thereby.

8. Termination. The obligation of Sponsor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Transaction, (b) the valid termination of the Purchase Agreement in accordance with its terms, (c) the date that is five (5) Business Days after the Outside Date, provided that, in the event any claim seeking an injunction, specific performance or other equitable remedy against Buyer under Purchase Agreement is then pending, this letter agreement shall not terminate under this clause (c) until any such claim has been resolved in a final non-appealable decision by a court of competent jurisdiction, and (d) Seller or any of its Affiliates or Representatives acting on their behalf assert in any litigation or other legal proceeding or arbitration any claim against Sponsor, any Non-Recourse Party or their respective Affiliates in connection with the Purchase Agreement or any of the transactions contemplated hereby or thereby (other than any claim relating to any breach, or seeking to prevent any breach, of the Confidentiality Agreement or any claim by Seller seeking specific performance against (i) Buyer under the Purchase Agreement or (ii) Sponsor under this letter agreement as contemplated by Section 3 hereof); provided that no claim described in clause (ii) may seek to cause Sponsor to contribute more than the Commitment, and if Seller or any of its Affiliates asserts any such claim, this letter agreement shall terminate in accordance with this Section 8. Upon valid termination of this letter agreement, the Sponsor shall not have any further obligations or liabilities hereunder.

9. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this letter agreement, Buyer covenants, agrees and acknowledges that no Person other than Sponsor has any liability, obligation or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent or otherwise, hereunder and that, notwithstanding that Sponsor or any of its successors or permitted assigns may be limited partnerships, Buyer has no right of recovery under this letter agreement or under any document or instrument delivered in connection herewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation, the transactions contemplated hereby or in respect of any oral representations made or

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alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon or be incurred by, any former, current or future equity holders, controlling persons, incorporators, directors, officers, employees, advisors, agents, representatives, Affiliates (other than any assignee to which this letter agreement is assigned pursuant Section 13 hereof), members, managers or general or limited partners of Sponsor or any former, current or future stockholder, controlling person, incorporator, director, officer, employee, advisor, general or limited partner, member, manager, Affiliate (other than any assignee to which this letter agreement is assigned pursuant Section 13 hereof), financing source, portfolio company, representative or agent of any of the foregoing and their successors or assigns (collectively, but not including Buyer, each a “Non-Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligations of Sponsor or any of its successors or permitted assignees under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation.

10. Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this letter agreement.

11. Severability. If any provision of this letter agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Notwithstanding the foregoing, the parties hereto intend that the remedies and limitations thereon contained in this letter agreement, including Section 9, be construed as an integral provision of this letter agreement and that such remedies and limitations shall not be severable in any manner that increases liability or obligations hereunder of any party hereto or of any Non-Recourse Party.

12. Representations and Warranties. Sponsor hereby represents and warrants to Buyer that (a) it is duly organized and validly existing under the laws of its jurisdiction or organization and has all necessary entity power and authority to execute, deliver and perform this letter agreement, (b) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary entity action by it, (c) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement, (d) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this letter agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this letter agreement, and (e) this letter agreement does not conflict with or result in any breach, violation or infringement of (with or without notice, the lapse of time or both) any provision of its organizational or governing documents or violate or infringe any Law applicable to Sponsor.

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13. Assignment. Sponsor shall be entitled to assign all or a portion of its obligations hereunder to one or more Person(s) that agree to assume Sponsor’s obligations hereunder; provided that Sponsor shall remain obligated to perform its obligations hereunder to the extent not performed by such Person(s). Except as provided above, this letter agreement (including any rights or obligations hereunder) shall not be assignable without the prior written consent of the parties hereto, and any assignment or transfer or purported transfer in violation hereof shall be null and void ab initio.

[Signature pages follow]

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Sincerely,

Arc Logistics Partners LP

By:	Arc Logistics GP LLC, its general partner

	By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer

[Signature Page to Equity Commitment Letter from Arc Logistics Partners LP]

Agreed to and accepted:

Arc Terminals Joliet Holdings LLC

By:	Arc Terminals Holdings LLC, its sole member

	By:	Arc Logistics LLC, its sole member

		By:	Arc Logistics Partners LP, its sole member

			By:	Arc Logistics GP LLC, its general partner

				By:	/s/ Vincent T. Cubbage
				Name:	Vincent T. Cubbage
				Title:	Chief Executive Officer

[Signature Page to Equity Commitment Letter from Arc Logistics Partners LP]

Schedule A

Co-Sponsor	Dollar Commitment
Arc Logistics Partners LP	$129,600,000.00
Aircraft Services Corporation	$86,400,000.00

Schedule A

EXECUTION VERSION

AIRCRAFT SERVICES CORPORATION

February 19, 2015

Arc Terminals Joliet Holdings LLC

c/o Arc Logistics Partners LP

725 Fifth Avenue, 19th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter agreement sets forth the commitment of Aircraft Services Corporation (“Sponsor”), on the terms and subject to the conditions described below, to purchase, or cause the purchase of, the equity of Arc Terminals Joliet Holdings LLC, a Delaware limited liability company (“Buyer”) in connection with the transaction contemplated by that certain Membership Interest Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and entered into concurrently herewith by and among Buyer and CenterPoint Properties Trust (“Seller”), pursuant to which Buyer has agreed, subject to and in accordance with the terms and conditions thereof, to purchase from Seller all of Seller’s right, title and interest in all of the issued and outstanding limited liability company interests of Joliet Bulk, Barge & Rail LLC, a Delaware limited liability company (the “Company”; and such acquisition, the “Transaction”). Each capitalized term used but not defined in this letter agreement will have the meaning ascribed to it in the Purchase Agreement, except as otherwise provided below.

1. Commitment. In connection with the execution of the Purchase Agreement, Buyer has received separate equity commitment letters, each dated the date hereof (each, a “Co-Sponsor Equity Commitment Letter”), from each of the persons listed on Schedule A, other than the undersigned Sponsor (such persons, collectively, the “Co-Sponsors”), wherein each Co-Sponsor has agreed that at Closing, subject to the terms and conditions set forth in its respective Co-Sponsor Equity Commitment Letter, it will contribute or cause to be contributed to Buyer the amount of equity set forth therein (collectively, the “Co-Sponsor Equity Commitment”), which amount shall be used by Buyer to consummate the Transaction. Sponsor hereby agrees, on the terms and subject to the conditions set forth in this letter agreement, to purchase (or cause the purchase of) at the Closing equity securities of Buyer (the “Buyer Securities”) for an aggregate cash purchase price (in cash in immediately available funds) of not less than the amount set forth next to the Sponsor’s name on Schedule A (the “Commitment”), for the purpose of providing a portion of the cash required to fund a portion of, and together with the Co-Sponsor Equity Commitments, providing all of the cash required to fund, the Purchase Price and to pay the related expenses of Buyer. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate liability of Sponsor hereunder exceed the amount of the Commitment. Sponsor may effect the purchase of the Buyer Securities directly or indirectly through one or more affiliated entities or other co-investors designated by it and may structure the funding of such amounts into Buyer through one or more intermediate entities; however, no such action will reduce the amount of the Commitment or otherwise affect the obligations of Sponsor under this letter agreement. In the event Buyer does not require all of the equity with respect to which Sponsor has made this Commitment in order to consummate the Transaction, the amount to be funded under this letter agreement may be reduced as determined by Sponsor; provided that such reduction does not and will not, directly or indirectly, cause or result in the failure of any condition to the Debt Financing, and no such reduction shall (i) relieve the Sponsor of its obligations under this letter agreement or any Co-Sponsor under such Co-Sponsor’s Co-Sponsor Equity Commitment Letter or (ii) prevent or materially impair or delay the consummation of the Transaction.

2. Conditions. The obligation of Sponsor to fund or cause the funding of the Commitment shall be subject only to (i) the satisfaction, or, to the extent legally permissible, waiver by Buyer, of each of the conditions to Buyer’s obligations to consummate the Transaction set forth in Section 8.1 of the Purchase Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to their satisfaction at the Closing, or those conditions that are not satisfied in accordance with the terms of the Purchase Agreement), (ii) the Debt Financing (including any Substitute Financing) has been funded in accordance with the terms thereof or will be funded on the date Closing is required to occur pursuant to the Purchase Agreement if the Equity Financing is funded at such date and (iii) the concurrent consummation of the Closing in accordance with the terms of the Purchase Agreement.

3. Enforceability. Subject to the immediately following sentence, this letter agreement may only be enforced by Buyer, and nothing set forth in this letter shall be construed to confer upon or give to Seller or any other Person (including Buyer’s and Seller’s direct and indirect creditors other than, for the avoidance of doubt, Seller as a creditor of Buyer), other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of this letter agreement, or any rights to enforce the Commitment or to cause Buyer to enforce the Commitment. Subject to all terms and conditions of the Purchase Agreement, including Section 11.3 of the Purchase Agreement, Seller is hereby made a third party beneficiary of the rights granted hereby only for the purpose of seeking specific performance of Buyer’s right to cause the Commitment to be funded (solely to the extent that Buyer can enforce the Commitment in accordance with the terms hereof). Any exercise of such third party beneficiary rights are subject to Seller’s prior delivery of written notice to Buyer and Sponsor stating Seller’s unqualified acceptance of, and agreement to comply with, the provisions and limitations of this letter agreement. The exercise by Buyer or Seller of any right to enforce this letter agreement does not give rise to any other remedies, monetary or otherwise. This letter agreement is being entered into by Buyer and Sponsor to induce the Seller to enter into the Purchase Agreement. The Sponsor hereby waives any defense to specific performance that a remedy at law would be adequate or that, absent specific performance, no irreparable harm would be suffered and any requirement under applicable law to post a bond or other security as a prerequisite to obtaining equitable relief.

4. No Modification; Entire Agreement. This letter agreement may not be amended or otherwise modified without the prior written consent of Buyer, Sponsor and Seller. A written release or waiver by a party hereto of any rights hereunder shall be deemed an amendment or modification hereof. This letter agreement constitutes the sole agreement, and

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supersedes all prior agreements, understandings and statements, written or oral, between Sponsor or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other, with respect to the transactions contemplated hereby.

5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of New York.

(b) EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF NEW YORK STATE OR THE UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK AND WAIVES ANY CLAIM THAT SUCH SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT LIABILITY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE DETERMINED SOLELY BY A FINAL AND UNAPPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING (OR A SETTLEMENT TANTAMOUNT THERETO), AND ANY SUCH FINAL AND UNAPPEALABLE JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT IN ANY JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OR IN ANY OTHER MANNER PROVIDED IN LAW OR IN EQUITY.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING DIRECTLY OR INDIRECTLY OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS LETTER AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

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6. Counterparts. This letter agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in “portable document format”), and all such counterparts shall together constitute one and the same agreement.

7. Confidentiality. This letter agreement shall be treated as confidential and is being provided to Buyer solely in connection with the Purchase Agreement and may not be used, circulated, quoted or otherwise referred to in any document (other than the Purchase Agreement and the Co-Sponsor Equity Commitment Letters), except with the prior written consent of the Sponsor; provided, however, that (a) this letter agreement shall be provided to Seller (so long as Seller agrees to keep, and agrees to cause its respective Affiliates and Representatives to keep, this letter agreement confidential on terms that are substantially identical to the terms contained in this sentence) and (b) Seller may disclose this letter agreement (i) to its respective Affiliates and Representatives, (ii) to the extent required by law or the applicable rules of any national securities exchange (including, without limitation, a summary description thereof in the documents filed or furnished by Seller with the U.S. Securities and Exchange Commission) or (iii) in connection with any litigation relating to this letter agreement, the Purchase Agreement or the transactions contemplated hereby or thereby.

8. Termination. The obligation of Sponsor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Transaction, (b) the valid termination of the Purchase Agreement in accordance with its terms, (c) the date that is five (5) Business Days after the Outside Date, provided that, in the event any claim seeking an injunction, specific performance or other equitable remedy against Buyer under Purchase Agreement is then pending, this letter agreement shall not terminate under this clause (c) until any such claim has been resolved in a final non-appealable decision by a court of competent jurisdiction, and (d) Seller or any of its Affiliates or Representatives acting on their behalf assert in any litigation or other legal proceeding or arbitration any claim against Sponsor, any Non-Recourse Party or their respective Affiliates in connection with the Purchase Agreement or any of the transactions contemplated hereby or thereby (other than any claim relating to any breach, or seeking to prevent any breach, of the Confidentiality Agreement or any claim by Seller seeking specific performance against (i) Buyer under the Purchase Agreement or (ii) Sponsor under this letter agreement as contemplated by Section 3 hereof); provided that no claim described in clause (ii) may seek to cause Sponsor to contribute more than the Commitment, and if Seller or any of its Affiliates asserts any such claim, this letter agreement shall terminate in accordance with this Section 8. Upon valid termination of this letter agreement, the Sponsor shall not have any further obligations or liabilities hereunder.

9. No Recourse. Notwithstanding anything that may be expressed or implied in this letter agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this letter agreement, Buyer covenants, agrees and acknowledges that no Person other than Sponsor has any liability, obligation or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent or otherwise, hereunder and that, notwithstanding that Sponsor or any of its successors or permitted assigns may be limited partnerships, Buyer has no right of recovery under this letter agreement or under any document or instrument delivered in connection herewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation, the transactions contemplated hereby or in respect of any oral representations made or

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alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon or be incurred by, any former, current or future equity holders, controlling persons, incorporators, directors, officers, employees, advisors, agents, representatives, Affiliates (other than any assignee to which this letter agreement is assigned pursuant Section 13 hereof), members, managers or general or limited partners of Sponsor or any former, current or future stockholder, controlling person, incorporator, director, officer, employee, advisor, general or limited partner, member, manager, Affiliate (other than any assignee to which this letter agreement is assigned pursuant Section 13 hereof), financing source, portfolio company, representative or agent of any of the foregoing and their successors or assigns (collectively, but not including Buyer, each a “Non-Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligations of Sponsor or any of its successors or permitted assignees under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation.

10. Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this letter agreement.

11. Severability. If any provision of this letter agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Notwithstanding the foregoing, the parties hereto intend that the remedies and limitations thereon contained in this letter agreement, including Section 9, be construed as an integral provision of this letter agreement and that such remedies and limitations shall not be severable in any manner that increases liability or obligations hereunder of any party hereto or of any Non-Recourse Party.

12. Representations and Warranties. Sponsor hereby represents and warrants to Buyer that (a) it is duly organized and validly existing under the laws of its jurisdiction or organization and has all necessary entity power and authority to execute, deliver and perform this letter agreement, (b) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary entity action by it, (c) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement, (d) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this letter agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this letter agreement, (e) it has, and as of the Closing Date will have, sufficient financial resources (including liquidity) to perform the obligations required to be performed by it on the Closing Date, (f) this letter agreement does not conflict with or result in any breach, violation or infringement of (with or without notice, the lapse of time or both) any provision of its organizational or governing documents or violate or infringe any Law applicable to Sponsor.

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13. Assignment. Sponsor shall be entitled to assign all or a portion of its obligations hereunder to one or more Person(s) that agree to assume Sponsor’s obligations hereunder; provided that Sponsor shall remain obligated to perform its obligations hereunder to the extent not performed by such Person(s). Except as provided above, this letter agreement (including any rights or obligations hereunder) shall not be assignable without the prior written consent of the parties hereto, and any assignment or transfer or purported transfer in violation hereof shall be null and void ab initio.

[Signature pages follow]

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Sincerely,

Aircraft Services Corporation

By:	/s/ Tyson Yates
Name:	Tyson Yates
Title:	Vice President

[Signature Page to Equity Commitment Letter from Aircraft Services Corporation]

Agreed to and accepted:

Arc Terminals Joliet Holdings LLC

By:	Arc Terminals Holdings LLC, its sole member

	By:	Arc Logistics LLC, its sole member

		By:	Arc Logistics Partners LP, its sole member

			By:	Arc Logistics GP LLC, its general partner

				By:	/s/ Vincent T. Cubbage
				Name:	Vincent T. Cubbage
				Title:	Chief Executive Officer

[Signature Page to Equity Commitment Letter from Aircraft Services Corporation]

Schedule A

Co-Sponsor	Dollar Commitment
Arc Logistics Partners LP	$129,600,000.00
Aircraft Services Corporation	$86,400,000.00

Schedule A

Exhibit B

Deposit Letter of Credit

[Attached]

IRREVOCABLE STANDBY LETTER

OF CREDIT NUMBER: 70000771

ISSUANCE DATE: February 19, 2015                                                                                                    Expiry Date: February 19, 2016.

APPLICANT:

Arc Terminals Holdings LLC

c/o Arc Logistics Partners LP

725 Fifth Avenue, 19th Floor

New York, NY 10022

BENEFICIARY:

CenterPoint Properties Trust

1808 Swift Drive

Oak Brook, IL 60523

FOR: $10,000,000.00

    (Ten Million and No/100 United States Dollars)

DATE OF EXPIRATION: February 19, 2016

PLACE OF EXPIRATION: AT OUR COUNTERS

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 70000771 IN YOUR FAVOR AT THE REQUEST FOR THE ACCOUNT OF THE ABOVE-REFERENCED APPLICANT AVAILABLE BY YOUR DRAFT DRAWN ON US PAYABLE AT SIGHT FOR ANY SUM OF MONEY NOT TO EXCEED A TOTAL OF THE AMOUNT REFERENCED ABOVE (THE “AVAILABLE AMOUNT”).

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU IN ONE DRAWING UPON PRESENTATION OF THIS LETTER OF CREDIT AND ACCOMPANIED BY A DATED CERTIFICATE PURPORTEDLY SIGNED BY ONE OF THE OFFICIALS OF THE BENEFICIARY, IN THE FORM OF ANNEX A HERETO AND APPROPRIATELY COMPLETED.

THIS LETTER OF CREDIT IS NOT TRANSFERABLE BY THE BENEFICIARY.

ALL DRAFTS MUST REFERENCE THE NUMBER AND ISSUE DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 PUBLICATION 590 (THE “ISP 98”).

THIS LETTER OF CREDIT IS EFFECTIVE IMMEDIATELY. THE DATE OF EXPIRY IS SET FORTH HEREIN. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE DEEMED AUTOMATICALLY EXTENDED FOR SUCCESSIVE ONE YEAR PERIODS FROM THE PRESENT OR ANY FUTURE EXPIRATION PERIOD, UNLESS WE NOTIFY YOU, IN WRITING, BY OVERNIGHT COURIER AT THE ABOVE STATED ADDRESS, NOT LESS THAN SIXTY (60) DAYS PRIOR TO ANY SUCH DATE, THAT WE HAVE ELECTED NOT TO EXTEND SUCH STATED EXPIRATION DATE FOR SUCH ADDITIONAL PERIOD (SUCH NOTICE, A

“TERMINATION NOTICE”). IN THE EVENT YOU ARE SO NOTIFIED, YOU SHALL HAVE THE RIGHT TO DRAW UPON THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT PRIOR TO SUCH STATED EXPIRATION DATE, UPON PRESENTATION OF A DRAWING REQUEST IN ACCORDANCE WITH ANNEX A OF THIS LETTER OF CREDIT (SUCH DRAW, A “TERMINATION DRAW”).

WE HEREBY AGREE WITH YOU THAT ALL DRAFTS DRAWN IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION AND DELIVERY OF THE DOCUMENTS SPECIFIED ABOVE TO THE BELOW ADDRESS ON OR BEFORE FEBRUARY 19, 2016 (THE “EXPIRY DATE”) OR ANY EXTENDED EXPIRY DATE, AS APPLICABLE.

UPON THE EARLIEST OF (I) THE SURRENDER TO US BY YOU OF THIS LETTER OF CREDIT FOR CANCELLATION, (II) THE AVAILABLE AMOUNT BEING REDUCED TO ZERO FOLLOWING A DRAWING HEREUNDER AND (III) THE EXPIRY DATE OR ANY EXTENDED EXPIRY DATE, AS APPLICABLE, OUR OBLIGATION UNDER THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE WITHOUT NOTICE TO YOU OR THE TAKING OF ANY OTHER ACTION.

THIS LETTER OF CREDIT SETS FORTH IN FULL OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, SUPPLEMENTED OR LIMITED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN (INCLUDING, WITHOUT LIMITATION, THE MEMBERSHIP INTEREST PURCHASE AGREEMENT REFERENCED IN ANNEX A HERETO), OTHER THAN THE DRAW CERTIFICATE AND THE ISP 98. ANY AMENDMENT OR SUPPLEMENT TO OR MODIFICATION OF THIS LETTER OF CREDIT SHALL REQUIRE OUR CONSENT AND THE WRITTEN CONSENT OF THE BENEFICIARY AND THE APPLICANT.

THIS LETTER OF CREDIT MAY NOT BE AMENDED, MODIFIED OR SUPPLEMENTED EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE BENEFICIARY, THE APPLICANT AND US.

ALL DOCUMENTS ARE TO BE PRESENTED TO:

SUNTRUST BANK

245 PEACHTREE CENTER AVENUE, 17TH FLOOR

MC: GA-ATL-3707

ATTN: STANDBY LC DEPT.

ATLANTA, GA 30303

PLEASE DIRECT ALL INQUIRIES TO:

PHONE: 800-951-7847 OPTION 3.

COPIES OF ALL NOTICES AND OTHER COMMUNICATIONS SENT TO THE BENEFICIARY OF THIS LETTER OF CREDIT SHALL BE SENT CONTEMPORANEOUSLY TO THE APPLICANT OF THIS LETTER OF CREDIT, TO THEIR RESPECTIVE ADDRESSES AS FOLLOWS:

BENEFICIARY ADDRESS:

CENTERPOINT PROPERTIES TRUST

1808 SWIFT DRIVE

OAK BROOK, IL 60523

APPLICANT ADDRESS:

ARC TERMINALS HOLDINGS LLC

C/O ARC LOGISTICS PARTNERS LP

725 FIFTH AVENUE, 19TH FLOOR

NEW YORK, NY 10022

ATTENTION: CHIEF FINANCIAL OFFICER

WITH A COPY TO:

ARC LOGISTICS PARTNERS LP

725 FIFTH AVENUE, 19TH FLOOR

NEW YORK, NY 10022

ATTENTION: GENERAL COUNSEL

SINCERELY,

SUNTRUST BANK

/s/ Dale Toothill
AUTHORIZED SIGNATURE
Dale Toothill Assistant Vice President

ANNEX A to

Standby Letter of Credit

DRAW CERTIFICATE

Drawn Under SunTrust Bank.

Irrevocable Letter of Credit No. [    ]

The undersigned individual is a duly authorized signatory of CenterPoint Properties Trust, a Maryland real estate investment trust (the “Beneficiary”), and hereby certifies pursuant to this certificate (a “Draw Certificate”) on behalf of the Beneficiary to SunTrust Bank (the “Issuer”), with reference to Irrevocable Letter of Credit No. [            ] (the “Letter of Credit”; capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Letter of Credit) issued by Issuer in favor of the Beneficiary, as follows:

1. The Beneficiary is the seller under that certain Membership Interest Purchase Agreement, dated as of [            ], 2015 (the “Purchase Agreement”), between [insert name of Buyer], a Delaware limited liability company (the “Buyer”), and the Beneficiary.

2. By delivery of the Letter of Credit and this Draw Certificate to the Issuer, the Beneficiary is making a draw under the Letter of Credit in the amount of $10,000,000 (the “Draw Amount”).

3. [BENEFICIARY TO SELECT APPLICABLE OPTION]

[Option 1] The Beneficiary is entitled to make a draw under the Letter of Credit pursuant to the terms of the Purchase Agreement. The Purchase Agreement has been validly terminated in accordance with either Section 11.1(c) or Section 11.1(e) thereof, and the Beneficiary instructs the Issuer to remit the aggregate amount of the Draw Amount to the following account:

[CITIBANK, N.A.

ABA: 0210-0008-9

Account Name: Escrow Concentration Account

A/C#.: 36855852

Ref:]

[Option 2] The Beneficiary is entitled to make a Termination Draw under the Letter of Credit. The Beneficiary instructs the Issuer to remit the aggregate amount of the Draw Amount to the following account:

[CITIBANK, N.A.

ABA: 0210-0008-9

Account Name: Escrow Concentration Account

A/C#.: 36855852

Ref:]

4. A copy of this Draw Certificate has been delivered to Applicant concurrently with delivery to Issuer.

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Draw Certificate as of the [            ], 2015.

CENTERPOINT PROPERTIES TRUST

By:
Name:
Title:

2

Exhibit C

Debt Commitment Letter

[Attached]

February 19, 2015

Arc Terminals Holdings LLC

3000 Research Forest Drive, Suite 250

The Woodlands, Texas 77381

Attention: Vincent T. Cubbage

Arc Terminals Holdings LLC

Acquisition Credit Facility

Commitment Letter

Ladies and Gentlemen:

Arc Terminals Holdings LLC (the “Company” or “you”) has advised SunTrust Bank and SunTrust Robinson Humphrey, Inc. (the “Lead Arranger” and, together with SunTrust Bank, “SunTrust” or “we”) that the Company is seeking certain amendments (collectively, the “Amendment”) to that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 2013 (as amended to date, the “Existing Credit Agreement”), by and among the Company, the lenders from time to time party thereto (collectively, the “Existing Lenders”) and SunTrust Bank, as administrative agent for the Existing Lenders (in such capacity, the “Administrative Agent”), which Amendment shall, among other things, (a) permit the acquisition (the “Acquisition”) by the Company, either directly or indirectly, of sixty percent (60%) of the membership interests of Joliet Bulk, Barge & Rail LLC (the “Acquired Business”) pursuant to that certain Membership Interest Purchase Agreement, dated as of February 19, 2015 (as amended, supplemented or otherwise modified, the “Purchase Agreement”), between Arc Terminals Joliet Holdings LLC, a subsidiary of the Company (the “Buyer”), and CenterPoint Properties Trust (the “Seller”) and (b) provide incremental financing to fund a portion of the Acquisition.

This letter agreement and the Summary of Principal Terms and Conditions attached hereto as Annex I (the “Incremental Term Sheet”) describes the general terms and conditions for an incremental senior secured credit facility, which will be comprised of an increase to the revolving credit facility set forth in the Existing Credit Agreement (such increase, the “Incremental Facility”) in up to an amount such that the aggregate amount of all outstanding loans and commitments under the Existing Credit Agreement (as amended by the Amendment) will not exceed $275,000,000. In addition, you have requested that SunTrust Bank provide an underwritten commitment for a backstop senior secured credit facility of up to $275,000,000 (the “Backstop Facility” and, together with the Incremental Facility (or either individually, as the context shall require), the “Acquisition Credit Facility”) to be provided to the Company in order to refinance the Existing Credit Agreement in the event that the Company is unable to obtain the consents of the requisite Existing Lenders for the Amendment, as more fully described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the “Backstop Term Sheet” and, together with the Incremental Term Sheet, the “Term Sheet”). The Company further intends to raise an amount to be determined in common equity (the “Arc Equity Contribution”), which will be directly or indirectly contributed to the Buyer. In addition, an affiliate of General Electric Capital Corporation (“GE Capital”) intends to contribute an amount to be determined to the Buyer (the “GE Equity Contribution”)

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February 19, 2015

in connection with the consummation of the Acquisition. All transactions described above, together with the financing contemplated hereby, shall be referred to herein as the “Transactions”. Capitalized terms used in this letter but not defined herein shall have the meanings given to them in the Incremental Term Sheet or the Backstop Term Sheet, as applicable.

A.	Commitment

SunTrust Bank is pleased to commit to provide 100% of the principal amount of each of the Acquisition Credit Facilities described and defined in the Term Sheet, subject to the terms and conditions set forth in this letter and the Term Sheet (collectively, this “Commitment Letter”).

B.	Syndication

The Lead Arranger reserves the right, before or after the execution of the definitive documentation for the Acquisition Credit Facility (collectively, the “Financing Documentation”), to syndicate all or a portion of SunTrust Bank’s commitments to one or more other financial institutions reasonably acceptable to the Company that will become parties to the Financing Documentation (such financial institutions, together with the Existing Lenders, the “Lenders”); provided that, notwithstanding SunTrust Bank’s right to syndicate the Acquisition Credit Facility and receive commitments with respect thereto, (x) SunTrust shall not be relieved, released or novated from its obligations hereunder (including its obligation to fund the Acquisition Credit Facility on the Closing Date) in connection with any syndication, assignment or participation of the Acquisition Credit Facility, including its commitments in respect thereof, until after the Closing Date has occurred, (y) no assignment or novation shall become effective with respect to all or any portion of SunTrust Bank’s commitments in respect of the Acquisition Credit Facility until the initial funding thereof and (z) unless SunTrust and the Company otherwise agree in writing, SunTrust Bank shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Acquisition Credit Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until a Successful Syndication (as defined in the Fee Letter (as defined below)) has occurred. The Company understands that the Lead Arranger intends to commence such syndication efforts promptly and the Lead Arranger may elect to appoint one or more agents to assist it in such syndication efforts.

You hereby appoint SunTrust Robinson Humphrey, Inc. to act, and the Lead Arranger agrees to act, as lead arranger and book manager for the Acquisition Credit Facility, subject to the terms and conditions of this Commitment Letter. The Lead Arranger will manage all aspects of the syndication of the Acquisition Credit Facility in consultation with the Company, including the timing of all offers to potential Lenders, the determination of all amounts offered to potential Lenders, the selection of Lenders (subject to the approval of the Company, such approval not to be unreasonably withheld), the allocation of commitments among the Lenders, and the determination of compensation and titles (such as co-agent, managing agent, etc.), if any, to be given such Lenders. It is agreed that no other agents, co-agents or arrangers will be appointed, or other titles conferred, except as mutually agreed to by the Company and by the Lead Arranger, and that no Lender will receive any compensation for its commitment to, or participation in, the Acquisition Credit Facility or the Amendment except as expressly set forth in the Term Sheet or the Fee Letter or as otherwise mutually agreed to by the Company and by the Lead Arranger.

Without limiting the Company’s obligations to assist with the marketing and syndication efforts as set forth herein, it is understood that SunTrust Bank’s commitments hereunder are not conditioned upon the syndication of, or receipt of commitments from other Lenders in respect of, the Acquisition Credit Facility and in no event shall the commencement or successful completion of syndication of the Acquisition Credit Facility constitute a condition to the availability of the Acquisition Credit Facility on the Closing Date.

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February 19, 2015

Until the later of (i) the Closing Date and (ii) the earlier of (A) the date upon which a Successful Syndication is achieved and (B) 90 days after the Closing Date, the Company agrees to actively assist the Lead Arranger in attempting to complete a timely syndication of the Acquisition Credit Facility and shall take all action as the Lead Arranger may reasonably request related thereto. The Company’s assistance shall include (i) making available senior management, representatives and advisors of the Company, Arc Logistics Partners LLP (the “MLP”), Arc Logistics GP LLC (together with the MLP, the “MLP Affiliates”) and their respective subsidiaries (and shall request the Seller to make available its senior management, representatives and advisors involved in the Transactions or otherwise substantively involved in the development of the Acquired Business) to participate in meetings with potential Lenders and to provide information to potential Lenders at such times and places as are mutually agreed upon; (ii) ensuring that the syndication effort benefits from the existing lending relationships of the Company, the MLP Affiliates and their respective subsidiaries, and using commercially reasonable efforts to ensure that the syndication effort benefits from the existing lending relationships, if any, of the Acquired Business; (iii) assisting in the preparation of customary marketing materials (which may include an information memorandum, if requested by the Lead Arranger) to be used in connection with the syndication, in form and substance reasonably acceptable to the Lead Arranger and the Company, at least 20 days prior to the closing of the Acquisition Credit Facility; (iv) preparing and providing to the Lead Arranger (and requesting the Seller, with respect to the Acquired Business, to prepare and provide to the Lead Arranger) all information with respect to the Company, the Acquired Business, their respective subsidiaries and the Transactions, including, without limitation, all financial information and projections (the “Projections”), reasonably requested by the Lead Arranger that is usual and customary in financings of this type; and (v) furnishing to us an electronic version of the Company’s trademarks, service marks and corporate logo for use in marketing materials for the purpose of facilitating the syndication of the Acquisition Credit Facility; provided that such license shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

For the avoidance of doubt, the Company will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon the Company, the Acquired Business or any of their respective affiliates. Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to SunTrust with respect to the Acquired Business in connection with the syndication of the Acquisition Credit Facility shall be such financial statements, if any, made available to the Company pursuant to the Purchase Agreement.

To ensure an orderly and effective syndication of the Acquisition Credit Facility, the Company agrees that, until the earlier of (A) the date upon which a Successful Syndication is achieved and (B) 90 days after the Closing Date, the Company and the Guarantors (as defined in the Existing Credit Agreement) shall not, and shall not permit their respective subsidiaries to, arrange, sell, syndicate or issue any credit facilities or debt security (including any renewals thereof) except with the prior written consent of the Lead Arranger (excluding any indebtedness outstanding under the Existing Credit Agreement and excluding the ongoing ordinary course short-term working capital facilities and ongoing ordinary course capital lease, purchase money and equipment financings of the Company and its subsidiaries and any other indebtedness permitted to be borrowed under the Existing Credit Agreement (other than the Qualified Senior Notes (as defined therein))).

Arc Terminals Holdings LLC

February 19, 2015

C.	Conditions Precedent

The undertakings and obligations of SunTrust under this Commitment Letter and the commitment hereunder to fund the Acquisition Credit Facility on the Closing Date are subject only to (i) the accuracy in all material respects of all Specified Acquisition Representations and Specified Representations; (ii) a closing of the Acquisition Credit Facility on or prior to May 18, 2015 unless mutually extended by the Company and SunTrust; and (iii) the satisfaction of the other conditions precedent set forth (x) in the case of the Incremental Facility, in the Incremental Term Sheet under the section “Conditions to Closing” and (y) in the case of the Backstop Facility, in the Backstop Term Sheet under the section “Conditions to Closing”; and upon satisfaction (or waiver by SunTrust) of such conditions, the initial funding of the Acquisition Credit Facility shall occur. It is understood and agreed that there are no other conditions (implied or otherwise) to the commitment hereunder to fund the Acquisition Credit Facility, including compliance with any other terms of this Commitment Letter, the Fee Letter or the Financing Documentation.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Financing Documentation or any other letter agreement or other undertaking concerning the financing of the Acquisition to the contrary, (i) the only representations with respect to the Company, the Acquired Business and their respective subsidiaries and their respective businesses and assets, the accuracy of which shall be a condition to the availability of the Acquisition Credit Facility on the Closing Date, shall be (A) such of the representations with respect to the Acquired Business in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Buyer has the right to terminate its obligations under the Purchase Agreement as a result of a breach of one or more of such representations in the Purchase Agreement (the “Specified Acquisition Representations”) and (B) the Specified Representations (as defined below) in the Financing Documentation and (ii) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of the Acquisition Credit Facility on the Closing Date if the applicable conditions set forth in the section entitled “Conditions to Closing” in the applicable Term Sheet are satisfied (the “Certain Funds Provisions”). For purposes hereof, “Specified Representations” means the representations and warranties of the Company and its affiliates set forth in the Financing Documentation (which such representations and warranties will be substantially the same as those set forth in the Existing Credit Agreement, subject to the Documentation Principles) relating to legal existence; power and authority, due authorization, execution and delivery, validity and enforceability, in each case, related to the entering into and performance of the Financing Documentation; no conflicts of the Financing Documentation with respect to organizational documents; solvency on the Closing Date of the Company and its subsidiaries; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; and creation, validity and perfection of security interests in the equity interests of the Buyer owned, directly or indirectly, by the Company.

D.	Information Requirements

You represent and warrant to SunTrust that (i) all written information, other than in connection with the Projections and other than information of a general economic or industry specific nature, that has been or will be made available to SunTrust or any of the Lenders by the Company and its subsidiaries or any of their respective representatives (or on your or their behalf) in connection with the Acquisition Credit Facility or the Financing Documentation (such written information, collectively, the “Information”), when taken as a whole, is or will be when furnished correct in all material respects and does not or will not, when furnished and when taken as a whole (and when taken as a whole with all information in respect of the MLP as filed with the Securities Exchange Commission under any current or

Arc Terminals Holdings LLC

February 19, 2015

periodic report), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto prior to the Closing Date and, in the case of Information supplemented or updated after the Closing Date, prior to when a Successful Syndication is achieved); and (ii) the Projections have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period covered by any such Projections may differ from the projected results and such differences may be material. You agree that if, at any time prior to the later of (i) the Closing Date and (ii) the earlier of (A) the date a Successful Syndication is achieved and (B) 90 days after the Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect if the Information and the Projections were being furnished, and such representations were being made, at such time, then you will use commercially reasonable efforts to supplement the Information and the Projections so that (with respect to the Information relating to the Acquired Business and its subsidiaries, to the best of your knowledge) the representation and warranty contained in this paragraph remains correct in all material respects. In issuing the commitments and undertakings hereunder and in arranging and syndicating the Acquisition Credit Facility, SunTrust Bank and the Lead Arranger are relying on the accuracy of the Information and the Projections without independent verification thereof.

E.	Fees and Expenses; Indemnification

1. Fees and Expenses. In addition to the fees described in the Term Sheet, you will pay at the times specified therein the fees set forth in that certain letter agreement dated as of the date hereof, executed by SunTrust Bank and the Lead Arranger and acknowledged and agreed to by the Company relating to this Commitment Letter (the “Fee Letter”). You also agree to pay or reimburse SunTrust on demand for any other fees mutually agreed to by the Company and SunTrust and all reasonable and documented out-of-pocket costs and expenses incurred by SunTrust (whether incurred before or after the date hereof) in connection with the Acquisition Credit Facility, the preparation of the Financing Documentation and the syndication thereof, including, without limitation, reasonable fees and disbursements of its counsel, regardless of whether the Acquisition Credit Facility closes. You will also pay all documented out-of-pocket costs and expenses of SunTrust (including, without limitation, reasonable fees and disbursements of its counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder, in each case on terms substantially the same as those set forth in the Existing Credit Agreement.

2. Indemnification. You will indemnify and hold harmless the Lead Arranger, SunTrust Bank, their respective affiliates and their respective directors, officers, employees, agents, representatives, legal counsel and consultants (each, an “Indemnified Person”) against, and to reimburse each Indemnified Person upon its demand for, any losses, claims, damages, liabilities or other reasonable and documented out-of-pocket expenses (“Losses”) incurred by such Indemnified Person or asserted against such Indemnified Person by the Company, the Acquired Business, any of their subsidiaries or affiliates or any other person or party arising out of or in connection with this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility, the use of the proceeds thereof, the Acquisition or any related transaction, or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to reimburse each Indemnified Person upon demand for any reasonable and documented out-of-pocket legal or other expenses (limited to one primary counsel for the Indemnified Persons collectively and, if necessary in the Indemnified Persons’ reasonable determination, one local counsel in each appropriate jurisdiction and one regulatory counsel and, solely, in the event of a conflict of interest,

Arc Terminals Holdings LLC

February 19, 2015

one additional primary counsel (and, if necessary, one additional local counsel in each appropriate jurisdiction and one additional regulatory counsel)) incurred in connection with investigating or defending any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses to the extent resulting from (x) the gross negligence or willful misconduct of such Indemnified Person, (y) a claim brought solely between or among Indemnified Persons (other than a claim against the Administrative Agent or the Lead Arranger acting pursuant to this Commitment Letter or in their capacity as such or any of their respective affiliates or their respective directors, officers, employees, agents, representatives, legal counsel or consultants) not arising from any act or omission by you or any of your affiliates or (z) a claim brought by the Company or any of its subsidiaries against an Indemnified Person for a material or bad faith breach of such Indemnified Person’s material obligations hereunder (in each case of the foregoing clauses (x), (y) and (z), as determined by a court of competent jurisdiction in a final and non-appealable judgment).

The Company shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is a party and indemnity has been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such indemnity. The Company shall not be liable for any settlement of any pending or threatened proceeding effected without the Company’s written consent (such consent not to be unreasonably withheld or delayed). No Indemnified Person shall be responsible or liable for any damages arising from the use by others of the Information or other materials obtained through electronic telecommunications or other information transmission systems (other than as a result of willful misconduct, bad faith or gross negligence of such Indemnified Person). Neither any Indemnified Person nor the Company shall be liable for any special, indirect, punitive, exemplary or consequential damages that may be alleged as a result of this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility, the use of proceeds thereof, the Acquisition or any related transaction. Neither any Indemnified Person nor the Company shall be liable for any indirect or consequential damages in connection with its activities related to the Acquisition Credit Facility or the Financing Documentation.

F.	Miscellaneous

1. Termination. This Commitment Letter and all commitments and undertakings of SunTrust under this Commitment Letter shall expire at 5:00 p.m., Atlanta, Georgia time, on February 17, 2015 unless by such time the Company both executes and delivers to SunTrust this Commitment Letter and the Fee Letter. Thereafter, unless mutually extended by SunTrust and the Company, all commitments and obligations of SunTrust under this Commitment Letter will terminate at 5:00 p.m. on May 18, 2015 unless the Financing Documentation related to the Acquisition Credit Facility has been executed and delivered on or prior to such date.

2. No Third-Party Beneficiaries. This Commitment Letter is solely for the benefit of the Company, SunTrust and the Indemnified Persons, and no provision hereof shall be deemed to confer rights on any other person or entity.

3. No Assignment; Amendment. This Commitment Letter and the Fee Letter may not be assigned by any party hereto or thereto to any other person or entity. All of the obligations of each party hereto or thereto under this Commitment Letter or the Fee Letter shall be binding upon the successors and permitted assigns of such party. This Commitment Letter and the Fee Letter may not be amended or modified except in writing executed by each of the parties hereto.

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February 19, 2015

4. Use of Name and Information. You agree that, other than disclosures permitted pursuant to paragraph 7 below, any references to SunTrust or any of its affiliates made in connection with the Acquisition Credit Facility or the Financing Documentation are subject to the prior approval of SunTrust, which approval shall not be unreasonably withheld, conditioned or delayed. After the Closing Date, SunTrust shall be permitted to use information related to the syndication and arrangement of the Acquisition Credit Facility in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, without limitation, the placement of “tombstone” advertisements in publications of its choice at its own expense.

5. Governing Law. This Commitment Letter and the Fee Letter will be governed by and construed in accordance with the laws of the state of New York; provided that (A) the determination of the accuracy of the Specified Acquisition Representations and whether, as a result of a breach thereof, the Buyer has the right to terminate its obligations under the Purchase Agreement and (B) the determination as to whether the Acquisition has been consummated in accordance with the Purchase Agreement shall, in each case, be governed by and construed in accordance with the laws of the state of Delaware without regard to the principles of conflicts of laws thereof. Each of the Company and SunTrust irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or related to this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility, the use of proceeds thereof or the actions of SunTrust in the negotiation, performance or enforcement hereof. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York county or the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the Financing Documentation, the Acquisition Credit Facility or the use of proceeds thereof and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the Company and SunTrust irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the Company or SunTrust are or may be subject, by suit upon judgment. Service of any process, summons, notice or document on the Company may be made by registered mail addressed to the Company at the address appearing at the beginning of this letter for any suit, action or proceeding brought in any such court pursuant to this Commitment Letter. Each of the parties hereto agree that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Financing Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Acquisition Credit Facility is subject only to the conditions precedent as provided herein and in the Term Sheet.

6. Survival. The obligations of the Company under the expense reimbursement, indemnification, confidentiality and governing law provisions of this Commitment Letter shall survive the expiration and termination of this Commitment Letter, but the Company’s indemnification obligations and agreements in Section E will be superseded by the indemnification provisions in the Financing Documentation on the closing of the Acquisition Credit Facility. The Company’s obligations under the expense reimbursement and governing law provisions shall survive for one year following termination of this Commitment Letter.

7. Confidentiality. The Company shall not disclose or permit disclosure of this Commitment Letter, the Fee Letter nor the contents of the foregoing to any person or entity (including, without limitation, any Lender other than SunTrust Bank), either directly or indirectly, either orally or in

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writing, without the prior written consent of SunTrust in each instance, except (i) to the Company’s affiliates, to the Company’s and such affiliates’ respective members, officers, directors, advisors (including accountants), agents and legal counsel and to any owner or proposed owner of the Buyer (including GE Capital) and their respective members and other equity holders, officers, directors, advisors (including accountants), agents and legal counsel, in each case to the extent directly involved in the transactions contemplated hereby and, in each case, on a confidential basis, (ii) with respect to the Commitment Letter (but not the Fee Letter), to the Acquired Business and its subsidiaries, its controlling shareholders and their respective officers, directors, agents, employees, attorneys, accountants, customers, advisors, controlling persons or equity holders on a confidential basis, (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, including United States securities laws and the rules and regulations promulgated thereunder and the rules and regulations of any national securities exchange on which the securities of the MLP are listed (in which case the Company, to the extent not prohibited by law, agrees to inform SunTrust promptly thereof) or (iv) upon the request or demand of any regulatory authority having jurisdiction over the Company or any of its affiliates (in which case the Company, to the extent not prohibited by law, agrees to inform SunTrust promptly thereof). Notwithstanding the foregoing, (i) the Company may disclose the aggregate fee amounts contained in the Fee Letter as part of the Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the transactions contemplated hereby to the extent customary or required in marketing materials for the Acquisition Credit Facility and (ii) to the extent fee amounts, price caps and economic “flex” set forth therein have been redacted in a manner to be reasonably agreed by SunTrust, the Company may disclose the Fee Letter and the contents thereof to the Acquired Business, its subsidiaries, its controlling shareholders and their respective officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders, on a confidential and need-to-know basis. The confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and, other than with respect to the Fee Letter, shall expire and be of no further effect after the second anniversary of the date hereof.

We agree to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Company, the Acquisition or the related transactions, to the extent provided to us by the Company, the Acquired Business or any of their respective affiliates, other than any such information that is available to us on a non-confidential basis prior to disclosure by any such party, except that such information may be disclosed (i) to our affiliates and their and our respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives including, without limitation, accountants, legal counsel and other advisors, in each case so long as such person is advised that such information is confidential and may not be used for any purpose other than in connection with the transactions contemplated by this Commitment Letter and may not be disclosed to any other person, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this paragraph, or which becomes available to us or any of our affiliates on a non-confidential basis from a source other than the Company, the Acquired Business or any of their respective affiliates, (v) in connection with the exercise of any remedy hereunder or under the Fee Letter or any suit, action or proceeding relating to this Commitment Letter or the Fee Letter or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such person of an agreement containing provisions substantially the same as those of this paragraph, to any potential or prospective Lender, participant or assignee in the Acquisition Credit Facility, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization or (ix) with the consent of the Company. Any person required to maintain the confidentiality of any information as provided for in this paragraph shall be considered to have complied

Arc Terminals Holdings LLC

February 19, 2015

with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord its own confidential information. In the event that the Acquisition Credit Facility is funded, the obligations set forth in this paragraph shall terminate automatically and be superseded by the confidentiality provisions in the Financing Documentation upon the initial funding thereunder to the extent such provisions are binding on us, as applicable. Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and shall expire and be of no further effect after the second anniversary of the date hereof.

8. No Fiduciary Duty. SunTrust is a full service securities firm and such person may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of you, your affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter. The Company acknowledges and agrees that (i) the commitment to and syndication of the Acquisition Credit Facility by SunTrust pursuant to this Commitment Letter is an arm’s-length commercial transaction between the Company, on the one hand, and SunTrust, on the other, and you are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter; (ii) in connection with the transactions contemplated hereby and the process leading to such transactions, SunTrust is and has been acting solely as a principal, and not as advisor, agent or fiduciary of the Company, its affiliates or any other party; (iii) SunTrust has not assumed an advisory responsibility or fiduciary duty in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether SunTrust has advised or is currently advising the Company on other matters) and SunTrust has no obligation to the Company except those expressly set forth in this Commitment Letter; (iv) SunTrust and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its affiliates, and SunTrust has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship as a consequence of this Commitment Letter; and (v) SunTrust has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives and releases, to the fullest extent permitted by law, any claims that it may have against SunTrust with respect to any breach or alleged breach of fiduciary duty as a consequence of this Commitment Letter.

9. Swaps. Nothing herein constitutes an offer or recommendation to enter into any “swap” or trading strategy involving a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Any such offer or recommendation, if any, will only occur after we have received appropriate documentation from you regarding whether you are qualified to enter into a swap under applicable law.

10. Counterparts. This Commitment Letter and the Fee Letter may be executed in multiple counterparts, and by different parties hereto in any number of separate counterparts, all of which taken together shall constitute one original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier or by electronic transmission (in pdf form) shall be as effective as delivery of a manually executed counterpart hereof.

11. Entire Agreement. This Commitment Letter and the Fee Letter embody the entire agreement and understanding among SunTrust, the Company and their affiliates with respect to the Acquisition Credit Facility, the Financing Documentation and the Transactions, and supersede all prior understandings and agreements among the parties relating to the subject matter hereof. However, those matters not covered or made clear herein or in the Term Sheet are subject to mutual agreement of the parties.

Arc Terminals Holdings LLC

February 19, 2015

12. Patriot Act. SunTrust hereby notifies the Company that, pursuant to the requirements of the USA Patriot Improvement and Reauthorization Act of 2005, Title III of Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”), it and its affiliates are required to obtain, verify and record information that identifies the Company, which information includes the name, address, tax identification number and other information regarding the Company that will allow SunTrust to identify the Company in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for SunTrust and its affiliates.

We look forward to working with you on this important transaction.

SUNTRUST BANK

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Peter Almond
Name:	Peter Almond
Title:	Managing Director

Signature Page – Commitment Letter

ACCEPTED AND AGREED
this 19th day of February, 2015

ARC TERMINALS HOLDINGS LLC

By:	Arc Logistics LLC, its sole member
	By:	Arc Logistics Partners LP, its sole member
		By:	Arc Logistics GP LLC, its general member

By:	/s/ Vince T. Cubbage
Name:	Vince T. Cubbage
Title:	Chief Executive Officer

Signature Page – Commitment Letter

Annex I

Summary of Principal Terms and Conditions of

Incremental Facility

Borrower:	Arc Terminals Holdings LLC (the “Borrower”).

Guarantors:	Arc Logistics Partners LP, Arc Logistics LLC and all existing and future direct and indirect domestic subsidiaries of the Borrower (other than the Buyer and any direct or indirect subsidiaries thereof).

Lead Arranger and Bookrunner:	SunTrust Robinson Humphrey, Inc. (with any other lead arrangers and bookrunners as mutually agreed to by the Borrower and SunTrust Robinson Humphrey, Inc., the “Lead Arranger”).

Administrative Agent:	SunTrust Bank (the “Administrative Agent”).

Lenders:	A syndicate of financial institutions (including SunTrust Bank) arranged by the Lead Arranger, which institutions shall be acceptable to the Borrower and the Administrative Agent (together, the “Lenders”).

Existing Credit Facility:	A senior secured revolving credit facility consisting of the commitments under the Existing Credit Agreement (as defined below) (the “Existing Credit Facility”).

Incremental Facility:	An incremental revolving credit facility (the “Incremental Facility”) in an amount such that, after consummation of the Amendment, the aggregate outstanding commitments will equal $275,000,000. For the avoidance of doubt, the Incremental Facility shall constitute an Incremental Commitment under the Existing Credit Agreement and, after consummation of the Amendment, up to $100,000,000 of further Incremental Commitments will be available.

The Existing Credit Facility and the Incremental Facility are collectively referred to herein as the “Senior Credit Facility”.

Purpose:	Proceeds of the Incremental Facility (in up to an amount equal to or less than the difference between (a) the amount that would not cause the Total Leverage Ratio (as defined in the Existing Credit Agreement after giving effect to the Documentation Principles), calculated on a pro forma basis after giving effect to the consummation of the Transactions and the initial funding of the Incremental Facility, to exceed 4.75:1.00 minus (b) any Pro Rata Purchase Price Reduction (as defined below)), together with the proceeds of the Arc Equity Contribution, shall be used on the date that the initial funding under the Incremental Facility occurs (the “Closing Date”) (i) to finance, directly or indirectly, the acquisition (the “Acquisition”) of 60% of the membership interests of Joliet Bulk, Barge & Rail LLC (the “Acquired Business”) and (ii) to pay fees, costs and expenses incurred by the Borrower and its affiliates in connection with entering into the Incremental Facility and consummating the Acquisition and transactions related thereto. The Acquisition shall occur contemporaneously with the making of the extensions of credit pursuant to an amendment (the “Amendment”) to that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 2013 (the “Existing Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Credit Agreement), by and among the Company, the lenders from time to time party thereto (collectively, the “Existing Lenders”) and SunTrust Bank, as administrative agent for the Existing Lenders, which Amendment shall be subject to the Documentation Principles (as defined below). Proceeds of the Incremental Facility shall be used after the Closing Date to provide for working capital and capital expenditures relating to terminal construction and for other general corporate purposes.

Documentation Principles:	The Amendment and any other definitive financing documentation for the Incremental Facility (including, without limitation, supplements to the schedules to the security documents in respect of the Existing Credit Facility in order to effect the pledge of the equity interests of the Buyer shall be limited to the equity interests directly or indirectly owned by the Borrower or any of the Guarantors) (collectively, the “Financing Documentation”) shall amend the Existing Credit Agreement to (x) permit the consummation of the Acquisition and the other Transactions, (y) give effect to the Incremental Facility and (z) reflect those terms and conditions set forth in this Term Sheet and the commitment letter to which this Term Sheet is attached; provided that (a) other than with respect to the forgoing, the Incremental Facility shall be substantially identical to the Existing Credit Agreement that is in effect immediately prior to the consummation of the Transactions; (b) the Financing Documentation shall be negotiated in good faith within a reasonable period to be mutually determined by the Borrower and the Administrative Agent based on the expected Closing Date; (c) in all cases the Financing Documentation will be subject to the Certain Funds Provisions; and (d) the Financing Documentation shall give effect to other modifications to the Existing Credit Agreement as mutually agreed by the Borrower and the Administrative Agent (the foregoing, collectively, the “Documentation Principles”).

Amortization and Maturity Date:	The Senior Credit Facility shall terminate, and all amounts outstanding thereunder shall be due and payable in full, on November 12, 2018.

Pricing/Fees/Expenses:	With respect to the Existing Credit Facility, same as in the Existing Credit Agreement; with respect to the Incremental Facility, as set forth in Addendum I attached hereto.

Optional Prepayments and Commitment Reductions:	Same as in the Existing Credit Agreement.

Mandatory Prepayments:	Same as in the Existing Credit Agreement.

Collateral:	Substantially the same as in the Existing Credit Agreement and related security documents; provided that (x) the pledge of the equity interests of the Buyer shall be limited to the equity interests directly or indirectly owned by the Borrower or any of the Guarantors and (y) for the avoidance of doubt, neither the Buyer nor any direct or indirect subsidiary thereof shall be required to pledge its assets under the Financing Documentation.

Conditions to Closing:	The closing of the Incremental Facility shall be subject to the conditions set forth in the commitment letter to which this Term Sheet is attached and the following other conditions:

	•	(i) The execution and delivery of the Financing Documentation by the Borrower and the Guarantors, which shall, in each case, be in accordance with the terms hereof and subject to the Documentation Principles; provided that to the extent any security interest in any Collateral (as defined in the Existing Credit Agreement) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interest in any equity interests and in any other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Incremental Facility on the Closing Date but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably; and (ii) receipt of the consents of the requisite Existing Lenders for the Amendment.

	•	Subject to the Certain Funds Provision, delivery of customary corporate documents (including evidence of authorization), a solvency certificate, other customary officer certificates, customary legal opinions and other customary closing documents (in substantially the same scope as previously delivered under the Existing Credit Agreement), each to be in substantially the same form as previously delivered under the Existing Credit Agreement.

	•	Receipt by the Administrative Agent of the consolidated financial statements of the MLP (as defined in the Existing Credit Agreement) and its subsidiaries for the fiscal year ended December 31, 2014 within one hundred five (105) days after the end of such fiscal year.

	•	Receipt by the Administrative Agent of financial projections for the four-year period from the Closing Date and a pro forma balance sheet of the Borrower as of the Closing Date.

	•	Payment in full of all reasonable and documented fees and expenses required to be paid pursuant to the Fee Letter, the commitment letter to which this Term Sheet is attached and the Financing Documentation, to the extent, in the case of expenses, invoiced at least two (2) Business Days prior to the Closing Date.

	•	Substantially simultaneously with the initial funding under the Incremental Facility on the Closing Date, each of the Arc Equity Contribution and the GE Equity Contribution shall have been made.

	•	The Acquisition shall have been consummated, or substantially simultaneously with the initial funding under the Incremental Facility on the Closing Date shall be consummated in all material respects in accordance with the terms of the Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the Lenders, the Administrative Agent or the Lead Arranger in their capacities as such, unless consented to in writing by the Lead Arranger; provided that any reduction in the purchase price of, or consideration for, the Acquisition by no more than 10% shall be deemed not to be materially adverse to the Lenders so long as 60% of such reduction (such percentage of such reduction, the “Pro Rata Purchase Price Reduction”) is applied on a dollar-for-dollar basis to reduce the aggregate amount of the commitments in respect of the Senior Credit Facility to be funded on the Closing Date.

Conditions to All Credit Extensions:

Same as in the Existing Credit Agreement; provided that the only conditions to the availability of the Incremental Facility on the Closing Date shall be those set forth above under the heading “Conditions to Closing” and Section C of the commitment letter to which this Term Sheet is attached.

Representations and Warranties:	Same as in the Existing Credit Agreement (subject to the Documentation Principles).

Covenants:	Same as in the Existing Credit Agreement, except for the modifications set forth below:

(a) Negative Covenants – Same as in the Existing Credit Agreement; provided that (i) the consummation of the Transactions shall be permitted; (ii) the Acquired Business and the Buyer shall not incur any indebtedness or any liens, other than (x) a $5,000,000 basket for indebtedness that may be secured and (y) other exceptions to be mutually agreed by the Borrower and the Administrative Agent; (iii) the Senior Credit Facility shall provide for a $30,000,000 basket for investments in the Buyer; and (iv) updates to the schedules to the Existing Credit Facility shall be made to permit any indebtedness assumed in connection with the Acquisition.

(b) Financial Covenants – Same as in the Existing Credit Agreement; provided that the definition of “Pro Forma Adjusted EBITDA” shall (x) set forth certain amounts to be agreed as deemed distributions from the Acquired Business prior to the Closing Date and (y) allow for the add-back of fees, costs and expenses associated with the Transactions.

Events of Default:	Same as in the Existing Credit Agreement.

Participations and Assignments:	Same as in the Existing Credit Agreement.

Waivers and Amendments:	Same as in the Existing Credit Agreement.

Defaulting Lenders:	Same as in the Existing Credit Agreement.

Indemnification:	Same as in the Existing Credit Agreement.

Governing Law:	State of New York.

Counsel to the Administrative Agent:	King & Spalding LLP.

Miscellaneous:	Same as in the Existing Credit Agreement.

ADDENDUM I

PRICING, FEES AND EXPENSES

Capitalized terms not otherwise defined herein have the meaning set forth in the Summary of Principal Terms and Conditions to which this Addendum is attached.

Interest Rates:	The interest rates per annum applicable to the Incremental Facility will be, at the option of the Borrower, (i) LIBOR plus the Applicable Margin (as defined below) or (ii) the Base Rate plus the Applicable Margin.

“LIBOR” definition to be the same as in the Existing Credit Agreement.

“Base Rate” definition to be the same as in the Existing Credit Agreement.

“Applicable Margin” means a percentage per annum to be determined in accordance with the pricing grid set forth below, based on the Total Leverage Ratio; provided that the Applicable Margin indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date.

Level	Total Leverage Ratio	LIBOR Loans	Base Rate Loans	Commitment Fee
I	≥ 4.00:1.00	3.00%	2.00%	0.50%
II	≥ 3.50:1.00 but < 4.00:1.00	2.75%	1.75%	0.50%
III	≥ 3.00:1.00 but < 3.50:1.00	2.50%	1.50%	0.50%
IV	≥ 2.00:1.00 but < 3.00:1.00	2.25%	1.25%	0.375%
VI	< 2.00:1.00	2.00%	1.00%	0.375%

Interest for LIBOR loans shall be payable at the end of the selected interest period but no less frequently than quarterly. Interest for Base Rate loans shall be payable quarterly in arrears.

Default Interest:	Same as in the Existing Credit Agreement.

Commitment Fee:	A commitment fee shall be payable by the Borrower quarterly in arrears on the average daily unused portion of the Incremental Facility, in an amount equal to the percentage designated in the pricing grid set forth above for Commitment Fees; provided that the Commitment Fee percentage indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date.

Calculation of Interest and Fees:	Same as in the Existing Credit Agreement.

Cost and Yield Protection:	Same as in the Existing Credit Agreement.

Expenses:	Same as in the Existing Credit Agreement.

Annex II

Summary of Principal Terms and Conditions of

Backstop Facility

Borrower:	Arc Terminals Holdings LLC (the “Borrower”).

Guarantors:	Arc Logistics Partners LP, Arc Logistics LLC and all existing and future direct and indirect domestic subsidiaries of the Borrower (other than the Buyer and any direct or indirect subsidiaries thereof).

Lead Arranger and Bookrunner:	SunTrust Robinson Humphrey, Inc. (with any other lead arrangers and bookrunners as mutually agreed to by the Borrower and SunTrust Robinson Humphrey, Inc., the “Lead Arranger”).

Administrative Agent:	SunTrust Bank (the “Administrative Agent”).

Lenders:	A syndicate of financial institutions (including SunTrust Bank) arranged by the Lead Arranger, which institutions shall be acceptable to the Borrower and the Administrative Agent (together, the “Lenders”).

Senior Credit Facility:	A $275,000,000 senior secured revolving credit facility (the “Senior Credit Facility”), including sublimits consistent with the Existing Credit Agreement (as defined below). Loans and extensions of credit will be made in U.S. dollars. Letters of Credit will be issued by SunTrust Bank (the “Issuing Bank”) and Swingline Loans will be made available by SunTrust Bank (the “Swingline Lender”) in its sole discretion, and each Lender will purchase an irrevocable and unconditional participation in each Letter of Credit and each Swingline Loan, in each case on terms and conditions consistent with the Existing Credit Agreement after giving effect to the Documentation Principles.

Incremental Facility:	The Borrower shall have the right to increase the commitments to the Senior Credit Facility in an aggregate amount up to $100,000,000 at any time on or before the final maturity date, on the same terms as in the Existing Credit Agreement after giving effect to the Documentation Principles.

Purpose:	Proceeds of the Senior Credit Facility (in up to an amount equal to or less than the difference between (a) the amount that would not cause the Total Leverage Ratio (as defined in the Existing Credit Agreement after giving effect to the Documentation Principles), calculated on a pro forma basis after giving effect to the consummation of the Transactions and the initial funding of the Senior Credit Facility, to exceed 4.75:1.00 minus (b) any Pro Rata Purchase Price Reduction (as defined below)), together with the proceeds of the Arc Equity Contribution, shall be used on the date that the initial funding under the Senior Credit Facility occurs (the “Closing Date”) (i) to finance, directly or indirectly, the acquisition (the “Acquisition”) of 60% of the membership interests of Joliet Bulk, Barge & Rail LLC (the “Acquired Business”), (ii) to refinance existing indebtedness under that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 12, 2013 (the “Existing Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Credit Agreement), by and among the Company, the lenders from time to time party thereto (collectively, the “Existing Lenders”) and SunTrust Bank, as administrative agent for the Existing Lenders, and (iii) to pay fees, costs and expenses incurred by the Borrower and its affiliates in connection with entering into the Senior Credit Facility and consummating the Acquisition and transactions related thereto. Proceeds of the Senior Credit Facility shall be used after the Closing Date to provide for working capital and capital expenditures relating to terminal construction and for other general corporate purposes.

Documentation Principles:	The definitive financing documentation for the Senior Credit Facility (collectively, the “Financing Documentation”) shall be substantially identical to the Existing Credit Agreement (and any security agreements and guaranty agreements relating thereto) with such modifications to (x) permit the consummation of the Acquisition and the other Transactions, (y) give effect to the Senior Credit Facility and (z) reflect those terms and conditions set forth in this Term Sheet and the commitment letter to which this Term Sheet is attached; provided that (a) other than with respect to the forgoing, the Senior Credit Facility shall be substantially identical to the Existing Credit Agreement that is in effect immediately prior to the consummation of the Transactions; (b) the Financing Documentation shall be negotiated in good faith within a reasonable period to be mutually determined by the Borrower and the Administrative Agent based on the expected Closing Date; (c) in all cases the Financing Documentation will be subject to the Certain Funds Provisions; and (d) the Financing Documentation shall give effect to other modifications to the Existing Credit Agreement as mutually agreed by the Borrower and the Administrative Agent (the foregoing, collectively, the “Documentation Principles”).

Amortization and Maturity Date:	The Senior Credit Facility shall terminate, and all amounts outstanding thereunder shall be due and payable in full, on November 12, 2018.

Pricing/Fees/Expenses:	As set forth in Addendum I attached hereto.

Optional Prepayments and Commitment Reductions:	Same as in the Existing Credit Agreement.

Mandatory Prepayments:	Same as in the Existing Credit Agreement.

Collateral:	Substantially the same as in the Existing Credit Agreement and related security documents; provided that (x) the pledge of the equity interests of the Buyer shall be limited to the equity interests directly or indirectly owned by the Borrower or any of the Guarantors and (y) for the avoidance of doubt, neither the Buyer nor any direct or indirect subsidiary thereof shall be required to pledge its assets under the Financing Documentation.

Conditions to Closing:	The closing of the Senior Credit Facility shall be subject to the conditions set forth in the commitment letter to which this Term Sheet is attached and the following other conditions:

	•	The execution and delivery of the Financing Documentation by the Borrower and the Guarantors, which shall, in each case, be in accordance with the terms hereof and subject to the Documentation Principles; provided that to the extent any security interest in any Collateral (as defined in the Existing Credit Agreement) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interest in any equity interests and in any other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Senior Credit Facility on the Closing Date but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably.

	•	Subject to the Certain Funds Provision, delivery of customary corporate documents (including evidence of authorization), a solvency certificate, other customary officer certificates, customary legal opinions and other customary closing documents (in substantially the same scope as previously delivered under the Existing Credit Agreement), each to be in substantially the same form as previously delivered under the Existing Credit Agreement.

	•	Receipt by the Administrative Agent of the consolidated financial statements of the MLP (as defined in the Existing Credit Agreement) and its subsidiaries for the fiscal year ended December 31, 2014 within one hundred five (105) days after the end of such fiscal year.

	•	Receipt by the Administrative Agent of financial projections for the four-year period from the Closing Date and a pro forma balance sheet of the Borrower as of the Closing Date.

	•	Payment in full of all reasonable and documented fees and expenses required to be paid pursuant to the Fee Letter, the commitment letter to which this Term Sheet is attached and the Financing Documentation, to the extent, in the case of expenses, invoiced at least two (2) Business Days prior to the Closing Date.

• Substantially simultaneously with the initial funding under the Senior Credit Facility on the Closing Date, each of the Arc Equity Contribution and the GE Equity Contribution shall have been made.

• The Acquisition shall have been consummated, or substantially simultaneously with the initial funding under the Senior Credit Facility on the Closing Date shall be consummated in all material respects in accordance with the terms of the Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the Lenders, the Administrative Agent or the Lead Arranger in their capacities as such, unless consented to in writing by the Lead Arranger; provided that any reduction in the purchase price of, or consideration for, the Acquisition by no more than 10% shall be deemed not to be materially adverse to the Lenders so long as 60% of such reduction (such percentage of such reduction, the “Pro Rata Purchase Price Reduction”) is applied on a dollar-for-dollar basis to reduce the aggregate amount of the commitments in respect of the Senior Credit Facility to be funded on the Closing Date.

Conditions to All Credit Extensions:

Same as in the Existing Credit Agreement; provided that the only conditions to the availability of the Senior Credit Facility on the Closing Date shall be those set forth above under the heading “Conditions to Closing” and Section C of the commitment letter to which this Term Sheet is attached.

Representations and Warranties:	Same as in the Existing Credit Agreement (subject to the Documentation Principles).

Covenants:	Same as in the Existing Credit Agreement, except for the modifications set forth below:

(a) Negative Covenants – Same as in the Existing Credit Agreement; provided that (i) the consummation of the Transactions shall be permitted; (ii) the Acquired Business and the Buyer shall not incur any indebtedness or any liens, other than (x) a $5,000,000 basket for indebtedness that may be secured and (y) other exceptions to be mutually agreed by the Borrower and the Administrative Agent; (iii) the Senior Credit Facility shall provide for a $30,000,000 basket for investments in the Buyer; and (iv) updates to the schedules to the Existing Credit Facility shall be made to permit any indebtedness assumed in connection with the Acquisition.

(b) Financial Covenants – Same as in the Existing Credit Agreement; provided that the definition of “Pro Forma Adjusted EBITDA” shall (x) set forth certain amounts to be agreed as deemed distributions from the Acquired Business prior to the Closing Date and (y) allow for the add-back of fees, costs and expenses associated with the Transactions.

Events of Default:	Same as in the Existing Credit Agreement.

Participations and Assignments:	Same as in the Existing Credit Agreement.

Waivers and Amendments:	Same as in the Existing Credit Agreement.

Defaulting Lenders:	Same as in the Existing Credit Agreement.

Indemnification:	Same as in the Existing Credit Agreement.

Governing Law:	State of New York.

Counsel to the Administrative Agent:	King & Spalding LLP.

Miscellaneous:	Same as in the Existing Credit Agreement.

ADDENDUM I

PRICING, FEES AND EXPENSES

Capitalized terms not otherwise defined herein have the meaning set forth in the Summary of Principal Terms and Conditions to which this Addendum is attached.

Interest Rates:	The interest rates per annum applicable to the Senior Credit Facility (other than with respect to Swingline Loans) will be, at the option of the Borrower, (i) LIBOR plus the Applicable Margin (as defined below) or (ii) the Base Rate plus the Applicable Margin.

“LIBOR” definition to be the same as in the Existing Credit Agreement.

“Base Rate” definition to be the same as in the Existing Credit Agreement.

“Applicable Margin” means a percentage per annum to be determined in accordance with the pricing grid set forth below, based on the Total Leverage Ratio; provided that the Applicable Margin indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date.

Level	Total Leverage Ratio	LIBOR Loans	Base Rate Loans	Commitment Fee
I	≥ 4.00:1.00	3.00%	2.00%	0.50%
II	≥ 3.50:1.00 but < 4.00:1.00	2.75%	1.75%	0.50%
III	≥ 3.00:1.00 but < 3.50:1.00	2.50%	1.50%	0.50%
IV	≥ 2.00:1.00 but < 3.00:1.00	2.25%	1.25%	0.375%
VI	< 2.00:1.00	2.00%	1.00%	0.375%

Each Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate loans under the Senior Credit Facility.

Interest for LIBOR loans shall be payable at the end of the selected interest period but no less frequently than quarterly. Interest for Base Rate loans and Swingline Loans shall be payable quarterly in arrears.

Default Interest:	Same as in the Existing Credit Agreement.

Commitment Fee:	A commitment fee shall be payable by the Borrower quarterly in arrears on the average daily unused portion of the Senior Credit Facility, in an amount equal to the percentage designated in the pricing grid set forth above for Commitment Fees; provided that the Commitment Fee percentage indicated by Level I shall be in effect from the Closing Date through the date of delivery of the Borrower’s financial statements and compliance certificate for the first full fiscal quarter ending after the Closing Date. Outstanding letters of credit under the Senior Credit Facility will be deemed usage of the Senior Credit Facility, but Swingline Loans shall not be deemed usage of the Senior Credit Facility.

Letter of Credit Fee:	Letter of credit fees shall be payable quarterly in arrears at a rate equal to the Applicable Margin for LIBOR loans under the Senior Credit Facility on the average outstanding Letters of Credit, ratably to the Lenders in accordance with their participation in the respective letters of credit. In addition, a facing fee of 0.175% and other customary administrative charges shall be paid to the Issuing Bank for its own account. In each case, fees shall be calculated on the aggregate stated amount of the Letters of Credit for the duration thereof.

Calculation of Interest and Fees:	Same as in the Existing Credit Agreement.

Cost and Yield Protection:	Same as in the Existing Credit Agreement.

Expenses:	Same as in the Existing Credit Agreement.

Exhibit D

Limited Liability Company Agreement Term Sheet

[Attached]

Summary of Limited Liability Company Agreement

Manager Managed	•	Buyer shall be managed by Arc, provided that certain actions relating to Buyer shall require the unanimous consent of the members (each, a “Member” and, collectively, the “Members”) of Buyer (as hereinafter described in the “Member Approvals” section).

	•	The Members shall be (i) Arc, or a wholly-owned subsidiary thereof, and (ii) GE, or a wholly-owned subsidiary thereof.

	•	Arc shall (i) meet with GE (in person at Arc’s offices or by teleconference) from time to time upon the reasonable request of GE (it being agreed that quarterly or monthly meetings, or meetings at such other intervals as the circumstances may warrant based on then occurring changes in the business or business plans of Buyer and its subsidiaries, are deemed by Arc to be reasonable) to discuss the business and affairs (including financial condition and present or future operations) of Buyer and its subsidiaries, and (ii) provide to GE copies of such documents, agreements, data and information relating to the business and affairs of Buyer and its subsidiaries (including copies of customer agreements, business plans and projected financial information) as GE shall from time to time reasonably request, subject to such conditions of confidentiality as shall be reasonably necessary or appropriate as the circumstances shall warrant.

Member Approvals	•	All of the following actions relating to Buyer and, where applicable, its subsidiaries, shall require the unanimous consent of the Members:

		•	any action to amend the organizational documents of Buyer in a manner that is materially adverse to GE;

		•	the liquidation or winding up of Buyer, or filing by Buyer of any petition in bankruptcy;

		•	arrangements with affiliates unless the arrangement is immaterial and on arm’s length terms;

		•	change’s to the Buyer’s classification for tax purposes and/or material changes in the Buyer’s accounting or tax policies;

		•	removal of the Manager (as defined below) or any termination, amendment or waiver pursuant to the terms of the Management Services Agreement;

		•	the sale or merger of Buyer or a subsidiary thereof or a sale by Buyer of any material asset(s) or a sale by any of Buyer’s subsidiaries of any material asset(s) that could reasonably be expected to materially change the business of Buyer or its subsidiaries, respectively;

		•	the acquisition by Buyer or any subsidiary thereof of any entity, division or line of business owned by any third party, or the acquisition of a material asset by Buyer or any subsidiary thereof;

		•	entering into a new line of business;

		•	create, issue, reduce, or modify any class or series of capital stock, units or shares of Buyer, including making any capital calls;

		•	changing Buyer’s cash distribution policy; provided that all available cash (net of reserves established by the Manager) shall be distributed to the members each quarter;

		•	incurrence of indebtedness if, after giving effect to such incurrence, greater than $5,000,000 of indebtedness shall then be outstanding in the aggregate and/or the incurrence of material liens on the Acquired Companies’ assets (other than liens to secure permitted indebtedness);

		•	any new contract where the total annual revenue is reasonably expected to be in excess of $5,000,000 per year or the aggregate revenue is in excess of $15,000,000 in total;

		•	any unbudgeted operating or maintenance expense if, after incurring such expense, all such unbudgeted operating and maintenance expenses shall exceed $250,000 in the aggregate annually unless otherwise previously approved or contained in the approved budget; provided that any unbudgeted operating or maintenance expense (i) required or permitted pursuant to the Management Services Agreement referred to below (such as to meet emergency environmental, health or safety requirements) or (ii) for unexpected or emergency operational purposes if the Manager believes in good faith that it is reasonably likely that the Buyer or a subsidiary thereof would not be capable, in the absence of such expenditure, of satisfying the requirements (including, without limitation, the minimum (daily or otherwise) unloading, loading, delivery or storage performance standards) under any “authorized customer contract” to which the Buyer or such subsidiary is a party in accordance with the terms thereof; for purposes hereof, “authorized customer contract” means any customer contract (x) approved by unanimous consent of the Members, or (y) that did not require the approval of the Members by unanimous consent;

		•	any growth capex in excess of $250,000 per project or $500,000 in total for any year (except for projects that have been approved as part of the annual budget);

		•	changes in the environmental insurance program or settling of material environmental claims with third parties or governmental authorities;

		•	appointment or replacement of Buyer’s auditors (provided the initial auditors shall be Arc’s current auditors), except in the case of a change in Arc’s auditors, in which case the Buyer’s auditors shall be the same as Arc’s auditors;

		•	any material changes to the insurance coverage agreed to be provided by the Manager to the Buyer pursuant to the Management Services Agreement referred to below or the settling of any material claims thereunder (to the extent any such claim relates to the Buyer or its subsidiaries or any of the assets or properties of any thereof); and

		•	initiating any litigation, arbitration or any other legal (including administrative) proceeding, or waiving or settling any material litigation, arbitration or other legal (including administrative) proceeding.

	•	Manager will submit to the Members an annual budget to be approved prior to the beginning of the fiscal year. The budget will include, without limitation, forecasted revenue, expenses (including estimated allocations from the Manager), maintenance capex, growth capex, and distributions. If the Members shall fail to adopt a budget for any fiscal year, the prior year’s budget shall remain in effect only as to (i) ordinary recurring items, provided that each line item thereof shall be deemed to have been increased by 5%, and (ii) any growth capex that was previously approved by the Members, in which case the line item therefor shall be the amount as previously approved by the Members when it approved such growth capex.

Management Services	•	At the Closing, Buyer will enter into a customary Management Services Agreement with Arc GP and/or Arc Terminal Holdings LLC or a respective subsidiary thereof (the “Manager”), pursuant to which the Manager will manage the day-to-day business activities of the Buyer and the Acquired Companies. Buyer shall pay to Manager a management fee of $500,000 per year plus $0.05/bbl above 9.1 million barrels per year, and, in addition to the monthly fee, will reimburse the Manager for all of its reasonable out-of-pocket third party costs and expenses and an allocated portion of Manager’s reasonable overhead and reasonable G&A costs (in each case as evidenced by reasonable documentation) not to collectively exceed $30,000 per month or, with respect to the first 12 months

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following the closing, $60,000 per month (except as otherwise approved in connection with the annual budget). The foregoing management fees shall be subject to a customary annual upwards adjustment in accordance with changes in the CPI.

	•	GE will have the right to remove the Manager for breach of the MSA, fraud, gross negligence or willful misconduct or breach by ARC of the LLC Agreement or related agreements.

	•	Buyer shall reimburse GE for its reasonable overhead (as evidenced by reasonable documentation) in connection with services provided by GE to the Buyer in an amount not to exceed $20,000 per month.

	•	Manager shall provide the following to ARC and GE:

• unaudited quarterly financial statements within 50 days after the end of the each quarter and audited annual financials within 80 days after the end of the fiscal year;

• at Buyer’s expense, all other information and data with respect to Buyer and each of its subsidiaries as from time to time may be reasonably requested by any such Investor without creating an undue burden on Buyer

• monthly reports containing key operating and financial metrics and variance to approved budget within 10 days after the end of such month (or (i) within 25 days after the end of such month, if such month is a quarter-ending month of Arc, and (ii) within 30 days after the end of such month, if such month is a year-ending month of Arc).

Preemptive Rights	•	In the event Buyer seeks to raise additional equity capital (which shall require the unanimous consent of the Members), each of the parties will have the right to participate, on a pro rata basis, based on their then fully-diluted ownership of Buyer

Transfer Restrictions	•	Following the Closing, no transfer of equity interests in Buyer will be permitted by Arc without the prior consent of GE. In all cases, the transfer by GE of its equity interests in Buyer must be subject to compliance with the ROFO described below.

	•	If and to the extent GE has a regulatory issue, meaning any set of facts or circumstances in which the ownership by GE of the acquired interest gives rise to a material violation of applicable law that is not capable of being cured within a reasonable period of time without undue harm or further liability to GE as a result of such violation, or gives rise to a reasonable belief by GE (based upon advice of counsel having requisite experience in such matters) that such violation will arise, or gives rise to a requirement under applicable law, including banking regulations and applicable securities laws, that such acquired interests be transferred to a third party, then GE shall be permitted to transfer the ownership interest to an unaffiliated transferee (other than a transferee that is a “material competitor” or “material customer” (in each case as defined in the LLC Agreement) of ARC or a subsidiary thereof, unless ARC shall have otherwise consented).

ROFO	•	Limited Liability Company Agreement will contain customary rights of first offer with respect to any sale or transfer of equity interests in Buyer by GE (other than sales or transfers by either GE to its respective affiliates). Agreement will also address indirect transfers (i.e. transfers to affiliates with subsequent change of control).

	•	GE will notify Arc of its intent to sell. Arc will have the right to provide a price within 30-days, after which GE will have 30 days to accept or reject; if GE rejects, GE will have 180-days to sell to a third-party at a higher price (other than to a third party that is a “material competitor” or “material customer” (in each case as defined in the LLC Agreement) of ARC or a subsidiary thereof, unless ARC shall have otherwise consented).

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Regulatory Compliance; Certain Duties	•	GE reserves the right to share financial information with governmental authorities without regard to confidentiality restrictions.
	•	The LLC Agreement will contain a waiver of fiduciary duties and corporate opportunities for GE and Arc when acting in their capacities as members.

Tax Matters	•	Buyer shall be treated as a partnership for U. S. federal income tax purposes (and applicable state and local tax jurisdictions that follow the treatment of Buyer as a partnership).

	•	Buyer shall maintain capital accounts in compliance with Treas. Reg. § 1.704-1(b). Liquidating distributions shall be made (after paying off creditors) in accordance with the distribution waterfall (i.e., 40% and 60% for GE and Arc, respectively).

	•	After giving effect to certain special allocations, net profits and net losses generally shall be allocated, for all tax purposes including the calculation of capital accounts of the members, in accordance with the distribution waterfall (i.e. 40% and 60% for GE and ARC, respectively). Loss allocations shall be limited to the extent they would cause a member to have a capital account deficit. Certain special allocations may be required, inter alia, if a member has a capital account deficit.

	•	Arc shall be the tax matters partner.

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